SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934



(x )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(  )  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-b(e)(2))
(x )  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12



                              Editek, Inc.
            (Name of Registrant as Specified In Its Charter)



   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

(  )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

(X) Fee previously paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange
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    statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

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    3)  Filing Party:

    4)  Date Filed:

                                  EDITEK, INC.
                               1238 Anthony Road
                        Burlington, North Carolina 27215
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 26, 1995
     NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders ("Annual Meeting") of EDITEK, Inc., a Delaware corporation (the "Company"), will be held at the office of the Company located at 1238 Anthony Rd., Burlington, North Carolina on Thursday, October 26, 1995 at 1:00 p.m. for the following purposes:
          1. To elect four directors to serve on the Board of Directors of the
             Company (the "Board of Directors") for the ensuing year; and
          2. To authorize the Board of Directors of the Company to issue the amount of shares of the stock of the Company necessary to finance the acquisition of MEDTOX Laboratories, Inc.
          3. To consider and act upon a proposal to ratify and approve an amendment to Article Fourth of the Company's Certificate of Incorporation to increase its authorized Common Stock from 20,000,000 to 30,000,000 shares and increase its authorized Preferred Stock from 600,000 to 1,000,000 shares; and
          4. To consider and act upon an amendment to the Company's Equity Compensation Plan to increase from 1,000,000 to 3,000,000 the number of shares authorized to be issued pursuant to that Plan; and
          5. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.
     In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on September 18, 1995 as the record date for the determination of the holders of the shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting.
     YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. STOCKHOLDERS ARE REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY AS
PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN
PERSON.
                                          By Order of the Board of Directors,
                                          JAMES D. SKINNER
                                          CHAIRMAN, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER
Burlington, North Carolina
September 25, 1995

                                  EDITEK, INC.
                               1238 Anthony Road
                        Burlington, North Carolina 27215
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                October 26, 1995
                                    PROXIES
     The enclosed proxy (the "Proxy") is solicited by and on behalf of the Board of Directors of EDITEK, Inc., a Delaware corporation (the "Company"), for use at the Company's 1995 annual meeting of stockholders (the "Annual Meeting") and at any and all adjournments thereof. Any stockholder has the power to revoke his or her Proxy at any time before it is voted. A Proxy may be revoked (1) by delivery of written notice of revocation to the Secretary of the Company at its principal office, 1238 Anthony Road, Burlington, North Carolina 27215, (2) by the execution of a subsequent Proxy and presentment of such subsequent Proxy at the Annual Meeting or (3) by attendance at the Annual Meeting and voting in person. This solicitation is being made by use of the mails and the cost thereof will be borne by the Company. Shares represented by valid Proxies will be voted in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast FOR the election of the directors named, FOR Proposal 2 to authorize the Board of Directors of the Company to issue the amount of shares necessary to finance the acquisition of MEDTOX Laboratories, Inc. ("MEDTOX"), FOR Proposal 3 concerning the amendment to the Company's Certificate of Incorporation increasing the number of authorized common shares and increasing the number of authorized preferred shares, and FOR Proposal 4 to amend the Company's Equity Compensation Plan to increase to 3,000,000 the number of shares issuable under the Plan.
     The costs of solicitation of proxies will be borne by the Company. In addition to use of mails, proxies may be solicited personally, or by telephone by one or more of the regular personnel of the Company without additional compensation. The Company expects to pay an independent proxy solicitor approximately $15,000 as compensation for the solicitation of proxies. In addition, the Company may reimburse brokers and other custodians, nominees and fiduciaries for their expenses for sending proxy material to beneficial owners, in accordance with Securities and Exchange Commission regulations.
     The Company anticipates mailing proxy materials and the annual report for its fiscal year ended December 31, 1994 (the "Annual Report") to stockholders of record as of September 18, 1995 (the "Stockholders") on or about September 25, 1995.
                            OUTSTANDING VOTING STOCK
     Only holders of record of the Company's Common Stock, par value $.15 per share (the "Common Stock"), at the close of business on September 18, 1995, are entitled to vote on matters to be presented at the Annual Meeting. Each share of Common Stock is entitled to one vote with respect to all such matters. The number of shares of Common Stock outstanding and entitled to vote at the close of business on September 18, 1995 was 10,098,055.
                          VOTE AND QUORUM REQUIREMENTS
     The presence in person or by Proxy of Stockholders of a majority of the outstanding shares of Common Stock is required for there to exist the quorum needed to transact business at the Annual Meeting. If, initially, a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.
     A plurality of the votes cast is required to elect the Directors. The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment to the certificate of incorporation of the Company. The votes of a majority of the shares present at the meeting in person or by proxy is required for approval of the MEDTOX financing and for approval of the amendment to the equity compensation plan.

     In the election of Directors, any action that other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any of the other proposals since it is one less vote for approval. Abstentions and "broker non-votes" (as defined below) are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any proposal. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Company, but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.
     An independent party will receive and tabulate all proxies and ballots, and such independent party and certain other team members of the Company will act as voting inspectors at the Annual Meeting.
                       COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information available to the Company as of September 1, 1995 regarding the beneficial ownership of the Common Stock by (i) each person known by the Company to beneficially own more than Five Percent (5%) of the outstanding Common Stock, (ii) each of the Directors and nominees for Director of the Company, (iii) the Chief Executive Officer and all executive officers whose compensation was $100,000 or greater during 1994, and (iv) all executive officers, Directors and nominees for Directors of the Company as a group:

                                          NUMBER OF SHARES      PERCENT OF COMMON
NAME                                     BENEFICIALLY OWNED     STOCK OUTSTANDING
Mr. Louis Perlman                               600,000(1)              6.1%
Private Investor
Executive Officers and Directors:
James D. Skinner                                370,897(2)              3.7%
Chairman, President and Chief
Executive Officer
Samuel C. Powell, Ph.D.                         542,530(3)              5.5%
Director
Gene E. Lewis                                    46,675(4)                *
Director
Robert J. Beckman                                 7,760(5)                *
Director
Carole A. Golden, Ph.D.                          75,807(6)                *
Vice President-Research & Development
All directors and executive officers
as a group (6 in number)                      1,143,034(7)             11.1%

 * Less than one percent (1%).
(1) Includes 480,000 shares owned by Mr. Perlman and his wife, Ms. Wilma Perlman based upon representations made in a 13 D filing by Mr. & Mrs. Perlman.
(2) Includes 202,008 shares of Common Stock issuable under options granted under the Company's stock option plans, 33,333 shares of Common Stock issuable under Non-Qualified Stock Options, and 50,000 shares of Common Stock issuable under Common Stock Purchase Warrants purchased in a private sale by Mr. Skinner, all of which are or will become exercisable within the next 60 days.
(3) Includes 18,334 shares of Common Stock issuable under stock options which are or will become exercisable within the next 60 days.
(4) Includes 29,564 shares of Common Stock issuable under options which are or will become exercisable within the next 60 days.
(5) Includes 7,760 shares of Common Stock issuable under options which are or will become exercisable within the next 60 days.
                                       2

(6) Includes 75,807 shares of Common Stock issuable under options which are or will become exercisable within the next 60 days.
(7) Includes 419,980 shares issuable under stock options and 60,000 shares of Common Stock issuable under Common Stock Purchase Warrants which are or will become exercisable within the next 60 days.
                             ELECTION OF DIRECTORS
     The Certificate of Incorporation provides that the Board of Directors shall consist of not less than three nor more than twelve individuals, with the exact number to be fixed from time to time by the majority vote of the Board of Directors. The Board of Directors has fixed the number of Directors at four individuals.
     The Board of Directors intends to present for action at the Annual Meeting the election of Samuel C. Powell, Ph.D., James D. Skinner, Gene E. Lewis, and Robert J. Beckman to serve for the ensuing year and until their respective successors are duly elected and qualified. Unless otherwise instructed, the enclosed Proxy will be voted FOR the election of the nominees listed below, except that the persons designated as proxies reserve full discretion to cast their votes for another person recommended by the Board of Directors in the unanticipated event that any nominee is unable or declines to serve.
     Directors will be elected by the plurality vote of the holders of Common Stock entitled to vote at the Annual Meeting and present in person or by Proxy.
     The following table sets forth the name, age and the position with the Company of the nominees for Directors:

                                    DIRECTOR
NAME OF NOMINEE             AGE      SINCE       POSITION WITH THE COMPANY
James D. Skinner            50        1987       Chairman of the Board of Directors
                                                 President, Chief Executive Officer
                                                 and Director
Samuel C. Powell, Ph.D.     42        1986       Director
Gene E. Lewis               66        1990       Director
Robert J. Beckman           47        1994       Director

     JAMES D. SKINNER, was elected Chairman of the Board of Directors in June 1994 and has served as a Director, as well as President and Chief Executive Officer, since July 1987. Mr. Skinner is a member of the Board of Directors and Past Chairman of the Emerging Companies Section of the Biotechnology Industry Organization ("BIO"). He is also a member of the Board of Directors of the North Carolina Biotechnology Center, a charter member of the Board of Directors of the North Carolina BioSciences Organization, Past Chairman of the North Carolina Biotechnology Roundtable and is a member of Governor Hunt's Entrepreneurial Development Board. Mr. Skinner also serves on the Editorial Advisory Board of IVD Technology, a new publication of Medical Device & Diagnostic Industry. Mr. Skinner also serves on the Graduate School Board of Advisors at North Carolina State University. In addition, Mr. Skinner is on the Board of Directors of Intelligent Medical Imaging, Inc., a high technology computer/software company focusing on medical diagnostics.
     SAMUEL C. POWELL, PH.D., served as Chairman of the Board of Directors from November 1987 to June 1994 and has served as a Director of the Company since September 1986. Since 1987, he has been President of Powell Enterprises, Burlington, North Carolina, which engages in the management of a variety of businesses and in commercial real estate development. Dr. Powell served as Chairman of the Board and Chief Executive Officer of Granite Technological Enterprises, from January 1984 until its acquisition by the Company in June 1986.
     GENE E. LEWIS has served as a Director of the Company since May 1990. From August 1988 to the present, Mr. Lewis has been a consultant to the healthcare and other industries. From January 1985 through August 1988, Mr. Lewis served as President and Chief Operating Officer and as a member of the Board of Directors of Baker Instruments Corporation, a wholly-owned subsidiary of Richardson-Vicks, which later became a wholly-owned subsidiary of Procter & Gamble.
     ROBERT J. BECKMAN is President and Chief Executive Officer of Intergen Company, a privately held biotechnology firm located in Purchase, NY. Mr. Beckman has been with Intergen since 1987. Mr. Beckman also is
                                       3
on the Board of Directors and Executive Committee of BIO and is Vice Chairman of the emerging companies section of BIO. As a founding member of the New York Biotechnology Association, he serves on its executive committee in addition to serving on the Commission on Biomedical Research in New York City.
OTHER EXECUTIVE OFFICERS
     CAROLE A. GOLDEN, PH.D. was elected as Vice President-Research and Development effective November 1987. From 1978 until she joined the Company, Dr. Golden was Scientific Director for Microbiological Research Corporation, Bountiful, Utah, a company engaged in the development and manufacture of clinical diagnostic products. Dr. Golden has published numerous scientific articles pertaining to immunodiagnostics of infectious diseases. She is a member of various scientific societies including the New York Academy of Science and Environmental Mutagen Society.
     PETER J. HEATH was appointed Vice President-Finance and Chief Financial Officer on April 29, 1991. Mr. Heath was appointed Secretary and Chief Accounting Officer effective October 31, 1990. Mr. Heath has held the position of Controller of the Company since July 1986. Mr. Heath was employed as Controller and Office Manager of Granite from January 1984 until its acquisition by the Company in June 1986.
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent beneficial owners are required by Commission regulations to furnish the Company with copies of all reports they file under Section 16(a).
     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 1994.
     During the fiscal year ended December 31, 1994, the Board of Directors held four meetings (including regularly scheduled, telephonic and special meetings) and acted on five occasions by unanimous written consent. During that time, all members of the Board attended at least Seventy-Five Percent (75%) of the meetings held subsequent to their appointment.
     The Company has a stock option committee (the "Stock Option Committee") which, by the terms of the Company's Stock Option Plans, is to consist of not less than two members of the Board of Directors appointed by the Board of Directors. The Stock Option Committee is currently comprised of Samuel C. Powell, Gene E. Lewis, and Robert J. Beckman. The Stock Option Committee determines the terms of options granted, including, but not limited to, the exercise price, the number of shares subject to the option and the terms and conditions of the option. During the fiscal year ended December 31, 1994, the Stock Option Committee met one time and all members of the committee attended at least Seventy-Five Percent (75%) of the meetings held subsequent to their appointment.
     The Company has an Audit Committee which is currently comprised of Samuel
C. Powell, Gene E. Lewis and Robert J. Beckman. The Audit Committee's purpose is to meet with the firm's independent public auditors to discuss relevant auditing questions. During the fiscal year ended December 31, 1994, the Audit Committee held one meeting.
     The Company has a Compensation Committee which is currently comprised of Samuel C. Powell, Gene E. Lewis, and Robert J. Beckman. The Compensation Committee's purpose is to determine the compensation of the Executive Officers of the Corporation. During the fiscal year ended December 31, 1994, the Compensation Committee held one meeting.
     The Company does not have a Nominating Committee.
     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.
                                       4

                             EXECUTIVE COMPENSATION
     The following table and the narrative text discuss the compensation paid during 1994 and the two prior fiscal years to the Company's President and Chief Executive Officer and to the only other executive officer whose annual salary and bonuses exceeded $100,000 during 1994.
                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM COMPENSATION
                                                                                           AWARDS
                                           ANNUAL COMPENSATION                     RESTRICTED     OPTIONS/      PAYOUTS
NAME AND                                                        OTHER ANNUAL         STOCK          SARS          LTIP
PRINCIPAL POSITION          YEAR      SALARY       BONUS      COMPENSATION (1)     AWARDS (2)      (#)(3)      PAYOUTS(2)
James D. Skinner,           1994     $176,714     $20,000         --                  --           68,326         --
Chairman, President and     1993     $176,153       --            --                  --                0         --
Chief Executive Officer     1992     $168,567       --            --                  --           61,152         --
Carole A. Golden,           1994     $124,034       --            --                  --           36,666         --
Vice President Research     1993     $114,046       --            --                  --                0         --
and Development             1992     $106,406       --            --                  --           30,000         --

                    LONG TERM COMPENSATION
                            PAYOUTS
NAME AND                   ALL OTHER
PRINCIPAL POSITION        COMPENSATION
James D. Skinner,            $4,285(4)
Chairman, President and      $3,865(4)
Chief Executive Officer      $1,635(4)
Carole A. Golden,            $--
Vice President Research      $--
and Development              $--

(1) Other Annual Compensation for executive officers is not reported as it is less than the required reporting threshold of the Securities and Exchange Commission.
(2) Not applicable. No compensation of this type received.
(3) Number of shares of Common Stock issuable upon exercise of options granted during the year. The Company did not grant any Stock Appreciation Rights during the years covered by the table.
(4) Includes $4,285, $3,865, and $1,635 of premiums paid for by the Company for a life insurance policy on Mr. Skinner for the benefit of his named beneficiary in 1994, 1993, and 1992 respectively. In the event of a termination of Mr. Skinner's employment by the Company without cause or by reason of a "change in control" of the Company, Mr. Skinner is entitled to receive severance pay equal to his then current annual salary. No amounts were paid, payable or accrued during 1994 pursuant to this provision. See "Employment Contracts".
                                       5

STOCK OPTIONS GRANTED DURING FISCAL YEAR
     The following table sets forth information about the stock options granted to the named executive officers of the Company during 1994.
                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL REALIZED
                     INDIVIDUAL GRANTS                                            VALUE AT ASSUMED
                                     % OF TOTAL                                    ANNUAL RATES OF
                                      OPTIONS                                        STOCK PRICE
                       NUMBER        GRANTED TO                                   APPRECIATION FOR
                         OF          EMPLOYEES      EXERCISE                         OPTION TERM
                       OPTIONS       IN FISCAL       PRICE       EXPIRATION        5%          10%
NAME                 GRANTED(1)       YEAR (2)       ($/SH)         DATE        ($) (3)      ($) (3)
James D. Skinner        68,326            13%        $ 3.19       03/09/04      $137,074     $347,372
Carole A. Golden        36,666             7%        $ 3.19       03/09/04      $ 73,558     $ 86,411

(1) Options were granted on March 9,1994. The options granted to Mr. Skinner and Dr. Golden become vested and exercisable quarterly over a three year period in twelve equal installments commencing June 9, 1994.
(2) Options to acquire an aggregate of 524,199 shares of Common Stock of the Company were granted to all employees during 1994. Options to acquire an additional 13,300 shares of Common Stock were granted to a non-employee director of the Company during 1994. No stock appreciation rights were granted to the named executive officers during 1994.
(3) The potential realizable value of the options reported above was calculated by assuming Five Percent (5%) and Ten Percent (10%) annual rates of appreciation of the Common Stock of the Company from the date of grant of the options until the expiration of the options. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company. The Company chose not to report the present value of the options, which is an alternative under Securities and Exchange Commission rules, because the Company does not believe any formula will determine with reasonable accuracy a present value based on unknown or volatile factors. The actual value realized from the options could be substantially higher or lower than the value reported above, depending upon the future appreciation or depreciation of the Common Stock during the option period and the timing of exercise of the options.
STOCK OPTIONS EXERCISED DURING FISCAL YEAR
     The following table sets forth information about the stock options exercised by the named executive officers of the Company during 1994.
    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                          VALUE OF
                      NUMBER OF                           NUMBER OF                      UNEXERCISED
                       SHARES                            UNEXERCISED                    IN-THE-MONEY
                      ACQUIRED       REALIZED         OPTIONS AT FY-END               OPTIONS AT FY-END
NAME                 ON EXERCISE      VALUE       EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE (1)
James D. Skinner            --       $    --            215,761/53,730                $238,616/$28,689
Carole A. Golden            --       $    --             64,974/29,159                 $95,144/$15,396

(1) The closing price of the Common Stock of the Company at December 31, 1994 was $3.75 per share.
LONG-TERM INCENTIVE PLANS AND PENSION PLANS
     The Company does not contribute to any Long-Term Incentive Plan or Pension Plan for its executive officers as those terms are defined in the rules of the Securities and Exchange Commission. The Company relies
                                       6
on its stock option plans to provide long-term incentives for executive officers. The Company has three stock option plans, a 1983 Stock Option Plan for employees which expired on June 23, 1993 an equity compensation plan which was adopted by the shareholders of the annual meeting in 1993 to replace the 1983 Incentive Stock Option Plan and a 1991 Non-Employee Director's Plan for members of the Board of Directors who are not employees of the Company. The Company has also granted options to James D. Skinner outside these plans. See "Employment Contracts."
COMPENSATION OF DIRECTORS
     In 1994 each director who is not an employee of the Company received $10,000 as a payment for serving on the Board during the year. All directors are also reimbursed for expenses incurred in attending Board of Directors meetings and participating in other activities.
EMPLOYMENT CONTRACTS
     James D. Skinner, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, has an employment agreement with the Company covering the period ending June 30, 1990, which by its terms is extended thereafter in one-year increments unless otherwise terminated due to death, permanent disability, change in control of the Company or for "cause". The employment agreement, as amended on July 1, 1988, provides for an annual salary of at least $135,000 and certain fringe benefits including a disability insurance policy, a life insurance policy on Mr. Skinner for the benefit of his named beneficiary in the amount of $1,000,000 and automotive expenses. During 1994, the Company paid insurance premiums aggregating $4,078 for Mr. Skinner's disability insurance and $4,285 for Mr. Skinner's life insurance and paid Mr. Skinner an auto allowance of $8,800, none of which are included under Annual Compensation in the Summary Compensation Table set forth above. In the event of a termination of Mr. Skinner's employment by the Company without cause or by reason of a "change in control" of the Company, Mr. Skinner is entitled to receive severance pay equal to his then current annual salary. A "change in control" is defined as (i) the acquisition of control by any person or group of capital stock representing Fifty Percent (50%) or more of the Company's voting stock, (ii) the approval of the Company of a merger or consolidation in which the Company is not the surviving entity, (iii) the agreement by the Company to sell substantially all of its assets to a third party unless the third party is controlled by the Company and Mr. Skinner continues as its President and Chief Executive Officer, (iv) the approval by the Company of a plan of liquidation of the Company, or (v) the election of directors constituting more than one-half of the Board who, prior to their election, were not elected or nominated for election by at least a majority of the Board of Directors.
     Upon a change of control or termination of Mr. Skinner's employment for any reason other than death or permanent disability, the non-qualified stock options granted to Mr. Skinner pursuant to the terms of his employment agreement will immediately vest. On September 10, 1988 Mr. Skinner borrowed funds from the Company to exercise nonqualified stock options to purchase 13,334 shares of Common Stock for an exercise price of $7.50 per share granted to him pursuant to his employment arrangement. The terms of the loan are described under "Certain Relationships and Related Transactions -- Loan to James D. Skinner." Pursuant to his employment arrangement, Mr. Skinner holds nonqualified stock options to purchase 26,666 shares of Common Stock for an exercise price of $3.75 per share which expire on May 4, 2000 and 33,334 shares of Common Stock for an exercise price of $3.75 per share which expire on May 4, 2000. Mr. Skinner has the right to require the Company to loan him the exercise price for 26,666 shares on the same terms as the loan described above.
COMPENSATION COMMITTEE AND DECISION MAKING
     The compensation (other than stock options) of executive officers of the Company was determined by the Compensation Committee consisting of Gene E. Lewis, Samuel C. Powell, and Robert J. Beckman. Mr. James D. Skinner, the Chairman, President and Chief Executive Officer of the Company, participated in deliberation of the Compensation Committee concerning compensation for executive officers other than himself, but Mr. Skinner is not a member of the Compensation Committee. (Messrs. Powell and Skinner have also entered into other transactions with the Company. See "Certain Relationships and Related Transactions.")
     Stock options are awarded under the Company's 1983 Stock Option Plan, the Equity Compensation Plan and Non-Employee Director Plan by a stock option committee consisting of the nonemployee members of the Board of Directors:
Samuel C. Powell, Gene E. Lewis, and Robert J. Beckman who are eligible to receive stock
                                       7
options under the Company's 1991 Non-Employee Director Plan, which is a formula plan in accordance with the requirements of Rule 16b-3 under the Securities Act of 1934, as amended.
     The number of shares issuable pursuant to options granted under the Non-Employee Stock Option Plan is determined by dividing the aggregate award of $10,000 by the exercise price of the options, which was the fair market value of the Company's Common Stock on the date of the award.
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
  IN GENERAL
     The Committee has three primary goals for executive compensation at the Company.
     (Bullet) Retaining good performers,
     (Bullet) Rewarding executives appropriately for performance, and
     (Bullet) Aligning executives' interests with those of stockholders. Currently, executive pay consists of two elements that are designed to meet those objectives:
     (Bullet) Base salary is paid based primarily on job responsibilities and industry job comparison. The Committee believes that base salaries at approximately industry averages are essential to retaining good performers.
     (Bullet) Stock options, which allow executives to benefit when the market price of the Company's stock increases. The Committee believes that the Stock Option Plan is presently a better incentive than bonuses for aligning executives interests with those of stockholders.
     Following is additional information regarding each of the above elements. BASE SALARY
     The executive officers of the Company have all been with the Company for over five years. Base salary increases for executive officers have been modest and consistent with the financial condition of the Company as well as consistent with job performance and increases in responsibility.
  BONUS
     In 1994, the Board of Directors awarded a one time bonus of $20,000 to the Chief Executive Officer for his role in the Company's successful acquisition of PDLA.
  STOCK OPTIONS
     In 1994 the executive officers received incentive stock options to purchase a total of 133,324 shares. The number of options granted to the executive officers represented Twenty-Three Percent (23%) of the total options granted in 1994.
  SUMMARY
     Currently, the Company's executive compensation program rewards the following elements of performance.
     (Bullet) Individual performance is rewarded through continued employment with the Company.
     (Bullet) Stock price performance is rewarded through increases in the value of previously granted stock options.
     The Committee believes that the current program has been effective in rewarding executives appropriately for performance, retaining good performers, and aligning executives' interests with those of stockholders. While the Committee is pleased with the current compensation system, it reserves the right to make changes to the program as are necessary to continue to meet its stated goals in future years.
     Benefits also are offered to officers that are not based on performance. Such benefits provide a safety net of protection in the event of illness, disability, death, retirement, etc. Such a safety net is provided to all full time employees of the Company.
                                       8

  CHIEF EXECUTIVE OFFICER PAY
     Amounts earned during 1994 by the Chief Executive Officer, James D. Skinner, are shown in the Summary Compensation Table. Achievements by the Company during 1994 which were deemed material to the Chief Executive Officer's compensation include the acquisition of PDLA in February, 1994 and the negotiations that led to the acquisition of Bioman Products, Inc. in June, 1995 and the execution of the Agreement for the acquisition of MEDTOX in July, 1995. For the current year the Compensation Committee used, in its deliberations on executive compensation, these criteria and other accomplishments.
                                          Submitted by the Compensation
                                          Committee
                                          of the Company's Board of Directors,
                                          Samuel C. Powell, Ph.D.
                                          Gene E. Lewis
                                          Robert J. Beckman
PERFORMANCE GRAPH
     The graph shown below is a line presentation comparing the Company's cumulative five-year shareholder returns on an indexed basis with the Russell 2,000 Index and a Pharmaceutical Company Index compiled for the Company by Value Line for the five-year period commencing on December 31, 1989 and ending on December 31, 1994. The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on December 31, 1989.
                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                     EDITEK INC., RUSSELL 2000, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/94)
     The graph assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in EDITEK common stock, RUSSELL 2000, and Pharmaceutical Companies Peer Group. *Cumulative total return assumes reinvestment of dividends.
                                                   Source: Frank Russell Company
Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.
                                       9

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
LEASE AGREEMENT WITH DR. SAMUEL C. POWELL
     In July 1986, the Company executed a lease agreement with Dr. Powell providing for a lease to the Company of approximately 16,743 square feet of space at 1238 Anthony Road, Burlington, North Carolina. Since 1986, the Company has expanded the space rented under the lease to approximately 33,000 square feet. Upon the expiration of the original lease, the Company entered into a new lease with Dr. Powell for the same space and at the same base rental rate for a term of one year ending on May 31, 1990. Effective June 1, 1990, the Company has been leasing the space on a month-to-month basis. The Company is currently leasing space at a rate of approximately $9,000 per month. The Company intends to negotiate a new lease with Dr. Powell in the near future. The Company holds certain rights of first refusal to lease additional space in the building if it becomes available (the building contains a total of 42,900 square feet). The total rent paid by the Company to Dr. Powell during the fiscal year ended December 31, 1994 was approximately $119,000.
LEASE AGREEMENT WITH WLC
     The Company leases a farm in Warren County, North Carolina from WLC for the purposes of maintaining animals to produce antibodies and for research and development. Dr. Powell owns a Twelve Percent (12%) interest in WLC, and the remainder of WLC is owned by certain of Dr. Powell's family members and their respective families. The arrangement for use of the Warren County facility is on a month-to-month basis at a rental of $2,797 per month. The Company intends to negotiate a new lease with WLC in the near future. The total rent paid by the Company to WLC during the fiscal year ended December 31, 1994 was approximately $34,000.
PRODUCT SALES TO CAROLINA BIOLOGICAL SUPPLY COMPANY
     During 1994, the Company sold approximately $1,000 of Conventional Biodiagnostic Products to Carolina Biological Supply Company ("CBSC"), a company in which Dr. Powell owns a Six Percent (6%) interest and the remainder of which is owned by Dr. Powell's brother, step-brother and their respective families. All sales of Conventional Biodiagnostic Products to CBSC were on an "arms-length" basis.
LOAN TO MR. JAMES D. SKINNER
     The provisions of non-qualified stock options granted to Mr. Skinner provide that the Company will lend the funds necessary to exercise such stock options. The loans for this purpose will not exceed a term of 36 months and will bear interest at a rate equal to the prime lending rate of Wachovia Bank & Trust Company, N.A. and will be secured by a pledge of the shares purchased with the proceeds of the loan. During 1988, Mr. Skinner exercised non-qualified stock options exercisable into 13,334 shares of Common Stock at an exercise price of $7.50 per share. At Mr. Skinner's request, the Company loaned $100,000 to Mr. Skinner to be used to exercise such options. The loan was secured solely by a pledge of, and as recourse only with respect to, the shares of Common Stock purchased with the proceeds of the loan. Effective May 3, 1990, the Company modified the loan agreement with Mr. Skinner to defer interest payments on such loan until the date upon which the principal comes due. During 1995 the Company modified the loan agreement with Mr. Skinner to extend the maturity date of the loan to September 10, 1996. The outstanding balance of such loan as of December 31, 1994, was $100,000, excluding accrued interest thereon.
EXTENSION OF WARRANT TERMS
     Mr. Skinner and Mr. Heath have warrants to purchase 50,000 and 10,000 shares of Common Stock respectively at a price of $1.00 per share. The warrants were purchased as part of a private placement of Common Stock by the Company in 1991. The warrants originally had an expiration date of June 28, 1994. The Company has extended the expiration date to June 28, 1996.
                                       10

           AUTHORIZATION TO ISSUE SHARES OF STOCK FOR THE PURPOSE OF
             EXECUTING THE ACQUISITION OF MEDTOX LABORATORIES, INC.
     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE FOLLOWING
RESOLUTIONS:
          RESOLVED, that in connection with the acquisition and related transactions described in the Proxy Statement for this Annual Meeting of Stockholders, the Stockholders hereby approve the issuance of:
             a) up to 480 shares of Series A Convertible Preferred Stock ("Preferred Stock") for a purchase price of $50,000 per share of Preferred Stock (the "Purchase Price"); and
             b) upon conversion of each share of Preferred Stock, a number of shares of Common Stock equal to the quotient derived by dividing (i) the Purchase Price, by (ii) Seventy-Five Percent (75%) of the market price of the Common Stock of the Company at the time of conversion of the Preferred Stock, which market price may be determined by any means deemed reasonable by the Board of Directors of the Company; and
             c) warrants (and the shares of Common Stock issuable upon exercise of such warrants) to purchase a number of shares of Common Stock of the Company equal to the quotient derived by dividing (i) Eight Percent (8%) of the aggregate Purchase Price of all shares of Preferred Stock issued, by (ii) the market price of the Common Stock of the Company at the time of issuance of the shares of the Preferred Stock, which market price may be determined by any means deemed reasonable by the Board of Directors of the Company, which warrants shall have an exercise price equal to the market price of the Common Stock of the Company (determined as provided above) on the date of issuance of the Preferred Stock, which warrants shall be issued to the investment banking firm(s) that have assisted the Company to sell the Preferred Stock; and
             d) warrants (and the shares of Common Stock issuable upon exercise of such warrants) to purchase a number of shares of Common Stock of the Company equal to the product derived by multiplying (i) the aggregate number of shares of Common Stock issued and outstanding immediately following the Closing of the Acquisition and the shares of Common Stock that would be issuable from the conversion of the Preferred Stock if such conversion were to happen at that time by (ii) Two Percent (2%), which warrants shall have an exercise price equal to the greater of (i) $2.00 or (ii) the exercise price of any warrants sold by the investment banking firm(s) in the placement of the debt securities, which warrants shall be issued to the investment banking firm(s) that have assisted the Company to sell debt securities used to finance the acquisition.
          RESOLVED, that all such issuances of securities shall be upon the terms and conditions described in the Proxy Statement for this Annual Meeting or upon such other terms and conditions as the Board of Directors shall determine is prudent at the time of issuance of such securities; and further
          RESOLVED, that the Board of Directors be, and it hereby is, authorized and directed to change any of the terms, including price, set forth above in connection with the issuance of such securities, if the Board of Directors deems such change to be in the best interest of the Corporation to ensure obtaining adequate proceeds to finance the acquisition and obtain sufficient working capital.
     If the shareholders fail to approve the foregoing resolutions authorizing the issuance of stock and warrants, the Company will not be able to complete the acquisition of MEDTOX as described in this Proxy Statement. The Company would then exercise its right to terminate the Asset Purchase Agreement because one of the conditions to closing (shareholder approval of the financing) has not occurred.
     On July 1, 1995, the Company executed the "Purchase Agreement" for the purchase by the Company of substantially all of the assets, other than cash, and the assumption of certain liabilities, of MEDTOX Laboratories, Inc. ("MEDTOX"). The Purchase Agreement provides for a purchase price of $24,000,000, of which the Company paid a $500,000 deposit upon execution of the Purchase Agreement with the remainder payable in full at the closing of the acquisition. The Company intends to close the acquisition as soon as practicable following the Annual Meeting of Stockholders of the Company.
     MEDTOX, headquartered in St. Paul, Minnesota, is a privately held laboratory broadly based in the performance of toxicology testing services including forensic, medical, biological and pharmacological toxicology.
                                       11

MEDTOX enjoys a well deserved reputation for quality and customer service and is often referred to in the laboratory industry as a "Laboratory's Laboratory."
     MEDTOX was founded in 1984 by Dr. Harry McCoy. Dr. McCoy saw the need for a state-of-the-art, full service, toxicology reference laboratory that would provide timely, accurate analysis for a wide range of drugs and toxins. From its inception, MEDTOX has fulfilled that goal by offering broad-based toxicology services, including 24 hour emergency service at no extra cost to the client, therapeutic drug monitoring, medico-legal investigations, etc.
     MEDTOX rapidly gained a reputation for high quality and superb customer service in the local Minnesota medical market through the provision of toxicology laboratory services for local hospitals, physicians and general medical laboratories. MEDTOX then began an expanded regional program as well as national marketing which increased revenues and expanded the customer base.
     In 1987, MEDTOX purchased its largest Minneapolis competitor, Metropolitan Medical Center, and gained the services of Dr. Gary Hemphill, one of the leading scientists and laboratory directors at MEDTOX today. Dr. Hemphill and MMC also gave MEDTOX a foothold in the burgeoning employment drug screening business, forensic toxicology market.
     With the creation of NIDA in 1988 to oversee mandated drug screening for safety sensitive employees, MEDTOX became one of the first ten laboratories in the country on the original list of NIDA certified laboratories. MEDTOX business then rapidly grew in two major toxicology market segments:
          1. Forensic toxicology (substance abuse testing).
          2. Medical toxicology -- the provision of reference toxicology testing in the areas of therapeutic drug monitoring, etc., for hospitals, physicians and general clinical laboratories lacking the sophisticated toxicology capabilities of MEDTOX.
     Today, MEDTOX has over 220 employees with annual revenues of approximately $20,000,000 with net income of approximately $3,000,000.
     American Stock Exchange, Inc. ("AMEX") rules require stockholder approval of transactions involving the sale or issuance by the Company of Common Stock or securities convertible into Common Stock at a price less than the greater of book value or market value if the number of shares sold or issued equals Twenty Percent (20%) or more of the outstanding shares of Common Stock.
     Pursuant to AMEX rules, the Company is seeking stockholder approval for the Company to issue:

NUMBER OF
SHARES OR     PER SHARE          CLASS OF
WARRANTS        PRICE            SECURITY         PURPOSE
                             Preferred Stock (1)
     480      $50,000.00                            (3)
 558,139           $3.44     Common Stock (2)       (4)
 320,543           $2.00     Common Stock (2)       (5)

1) Issuable into 9,305,932 shares of Common Stock pursuant to a formula and the market price of the Common Stock on September 1, 1995 (See Rights of Series A Convertible Preferred Stock)
2) Warrants to purchase Common Stock.
3) To raise the funds necessary to acquire MEDTOX
4) Compensation to Investment Banker for placement of Series A Convertible Preferred Stock (See Compensation of Investment Bankers)
5) Compensation to Investment Banker for placement of Debt Securities (See Compensation of Investment Bankers)
     The Preferred Stock is convertible into shares of Common Stock at a rate determined by a formula based on a discount from the market price of the Company's Common Stock at the time of conversion. Consequently, shares of Preferred Stock converted at different times may be convertible into different numbers of shares of Common Stock.
                                       12

     The Company expects the conversion formula of the Preferred Stock to use a Twenty-Five Percent (25%) discount from market price at the time(s) the Preferred Stock is converted into shares of Common Stock. The resolutions to be submitted to the shareholders at the Annual Meeting will, however, permit the Board of Directors to authorize a greater discount from market price if the Board of Directors determines it is in the best interest of the Company.
     The number of shares of Common Stock to be issued upon conversion of a share of Preferred Stock will equal the number derived by dividing (i) the price of the Preferred Stock ($50,000 per share), by (ii) Seventy-Five Percent (75%) of the market price on the day the share of Preferred Stock is converted into Common Stock.
     The actual number of shares of Common Stock issuable upon conversion will not be known until the actual time of issuance, but the following example illustrates the effect of this formula. If the weighted average (taking into account of the number of shares converted each day) market price of the Common Stock is $3.438 (the actual market price on September 1, 1995) on all the conversion dates, the $16,000,000 of Preferred Stock (the amount being offered, see Proposed Offerings) would be convertible into 6,203,955 shares of Common Stock (approximately sixty-three percent (63%) of the number of shares of Common Stock issued and outstanding on September 1, 1995).
     The Company and its investment banker believe this formula for the conversion of the Preferred Stock is in the best interests of both the current stockholders of the Company and the investors as it provides antidilution protection to both groups. The Company believes that the acquisition of MEDTOX will enhance shareholder value which should increase the market price of Common Stock. An increased market price would mean fewer shares of Common Stock that would be ultimately issued upon the conversion of the Preferred Stock. The Company believes that the Twenty-Five Percent (25%) discount from the market price of the Common Stock time of conversion is consistent with other similar deals in the market.
PROPOSED OFFERINGS
     The Company is offering to sell up to 320 shares of Series A Preferred Stock (the "Preferred Stock"), each share of which would be convertible at the option of the holder thereof into shares of Common Stock. The shares of Preferred Stock are being offered at a purchase price of $50,000 per share for an aggregate offering price of $16,000,000. The investment banking firm of Financial West Group is conducting this offering on behalf of the Company. The Company is seeking stockholder approval to issue up to 480 shares of Series A Preferred Stock so that financing could be obtained to close the MEDTOX acquisition in the event market conditions require, or make it advantageous for, the Company to issue shares instead of Debt Securities (as defined below). The rights and preferences of the Preferred Stock are summarized under the heading "Rights and Preferences of Preferred Stock."
     The Company is offering to sell up to $15,000,000 principal amount of Senior Secured Notes and Subordinated Notes ("Debt Securities"). The investment banking firm of Interstate/Johnson Lane ("IJL") is conducting this offering on behalf of the Company. The terms of the Debt Securities are summarized under the heading "Terms of Debt Securities."
     Shares of Common Stock would be issuable to investment banking firms pursuant to the exercise of certain warrants ("Investment Banker Warrants") in connection with the contemplated offerings. See "Compensation of Investment Bankers" for a description of the securities, fees and expenses to be paid to investment bankers in connection with the contemplated offerings.
     Both the Preferred Stock and the Debt Securities are being sold in private placements in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended. Both offerings are being conducted by the investment bankers on a best efforts basis.
     In order for EDITEK to complete the acquisition of MEDTOX, the investment bankers, acting on behalf of the Company, need raise only $23,500,000 as $500,000 is already in an escrow account. Should this amount or any amount between this amount and the objective of $31,000,000 be raised, the Company will proceed with the acquisition of MEDTOX. Should the amount raised be less than $23,500,000, the Company will negotiate with certain key MEDTOX shareholders who have expressed an interest in receiving EDITEK stock in lieu of cash.
                                       13

     Should the amount of funds raised be inadequate for the acquisition of MEDTOX, the Company will discontinue its attempt to acquire MEDTOX. The Company will, however, continue its mergers and acquisition strategy by pursuing the acquisition of other synergistic toxicology laboratories where those laboratories may be acquired for EDITEK stock or for cash to be received by the sales of EDITEK securities where the amount to be raised is less than the amount required for the acquisition of MEDTOX.
SUMMARIZED TERMS OF DEBT SECURITIES

Issue:                    Up to $5,000,000 Senior Secured Notes.
                          Up to $15,000,000 Subordinated Notes.
Principal Amount          Total proceeds are not to exceed $15,000,000 in the aggregate.
Use of Proceeds:          The proceeds of the Notes and Sub Debt, together with the proceeds of the Convertible
                          Preferred Stock, shall be used to purchase the net assets and liabilities of MEDTOX and to provide for working capital needed in the consolidation of the operations of the two entities.
Security:                 Security for the Notes will include a first priority lien on all tangible assets of the
                          Company.
Pricing:                  The Notes are being offered to investors at a spread of 300-400 basis points over the
                          5-year on-the-run treasury. The Sub Debt is anticipated to be offered to investors at a spread of 500-650 basis points above the 8-year on-the-run treasury.
Repayment:                The Notes will require payment of interest only for three years, with principal and interest payments to begin in year four at a rate of Twenty-Five Percent (25%) of the principal balance due each year.

     These terms represent the Company's expectation of the form of Debt Security to be issued. The actual terms may differ depending on market conditions.
RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK
     The principal rights of the Preferred Stock are summarized below. CONVERSION RIGHTS. Shares of the Preferred Stock are convertible into shares of Common Stock with the number of shares issuable to be determined by dividing (i) the aggregate price paid for the Preferred Stock ($50,000 per share), by (ii) Seventy-Five Percent (75%) of the market price of the Common Stock of the Company at the time of conversion. As the market price of the Common Stock changes from day to day, the number of shares issuable upon conversion will vary depending upon the conversion date. Conversion rights are protected from dilution upon occurrence of a stock dividend, stock split or similar event.
     The Preferred Stock ceases to be convertible if not converted within two years after the date the shares of Preferred Stock are issued by the Company. During the first one hundred twenty (120) days after issuance, there are limitations on the amount and timing of conversion as follows: (i) no shares may be converted during the initial fifty-nine (59) days after issuance of the Preferred Stock; (ii) during the period beginning sixty (60) days and ending eighty-nine (89) days after issuance of the Preferred Stock, a holder of Preferred Stock may convert up to one-third of the shares of Preferred Stock held by that holder; (iii) during the period beginning ninety (90) days and ending one hundred nineteen (119) days after issuance of the Preferred Stock, a holder of Preferred Stock may convert up to an additional one-third of the shares of Preferred Stock held by that holder, plus any shares not converted during the first eighty-nine (89) days that could have been converted during that period; and (iv) commencing one hundred twenty (120) days after issuance of the Preferred Stock, all the Preferred Stock can be converted. No holder may convert its shares of Preferred Stock in more than eight (8) installments.
     VOTING RIGHTS. Except as required by applicable law, the shares of Preferred Stock will not have voting rights.
     DIVIDEND RIGHTS. Shares of Preferred Stock will accrue an annual dividend of Four Thousand Five Hundred ($4,500) Dollars per share. Such Preferred Dividend shall be payable when and as declared by the Board of Directors in its sole discretion. The Preferred Dividend is cumulative for two years after issuance of the Preferred Stock. Dividends accruing after two years will not be cumulative. No dividend shall be payable on shares of Common Stock of the Company until all accrued cumulative unpaid dividends are paid to holders of the shares of Preferred Stock.
                                       14

     LIQUIDATION PREFERENCE. Holders of shares of the Preferred Stock will have a preference upon the liquidation of the Company over the Common Stock. The initial liquidation preference shall equal Fifty Thousand ($50,000) Dollars per share of Preferred Stock and shall increase to equal the sum of the initial liquidation preference, plus all accrued but unpaid cumulative Preferred Dividends plus all declared but unpaid noncumulative Preferred Dividends. After payment in full of the liquidation preference, the holders of Preferred Stock shall not be entitled to receive any additional liquidation payments.
     REGISTRATION RIGHTS. Holders of Preferred Stock will have the right, exercisable beginning immediately after issuance of the Preferred Stock, to require the Company to register shares of Common Stock issuable upon conversion of the Preferred Stock.
COMPENSATION OF INVESTMENT BANKERS
     INTERSTATE/JOHNSON LANE -- as compensation for arranging the placement of debt securities (the IJL Capital Placement), IJL will receive a fee in cash (the Success Fee) equal to Two Percent (2%) of the funds received by the Company and raised by IJL in the IJL Capital Placement.
     The Success Fee shall be paid, when and to the extent that the Company receives the proceeds of such financing.
     The Company agrees to issue to IJL, concurrently with the successful completion of the IJL Capital Placement, provided IJL raises at least $15 million in the IJL Capital Placement, common stock purchase warrants ("Warrants") covering shares of common stock equal to two percent (2%) of the shares issued and outstanding on a post-deal basis. All shares of common stock issuable upon the exercise of such Warrants will be issuable out of the authorized unissued shares of common stock of the Company. Such Warrants will have a term of five years and may be exercised as to all or any lesser number of shares of common stock covered thereby, commencing twelve (12) months after issuance, provided that the Warrants may not be exercised unless at the time of exercise the market price of a share of the common stock of the Company exceeds Two Hundred Percent (200%) of the per share exercise price of the Warrants.
     The exercise price of the Warrants shall equal the greater of (i) $2.00 or
(ii) the exercise price of any Warrants sold by IJL in the IJL Capital Placement. The exercise price and the number of shares of common stock issuable upon exercise of the Warrants are subject to adjustment in the event of a stock dividend, split, consolidation or similar events.
     FINANCIAL WEST GROUP ("FWG") -- As compensation for arranging the placement of the Series A Preferred Stock, FWG will receive a fee in cash equal to Six Percent (6%) of the principal amount of Preferred Stock sold. In addition, the Company will issue warrants to purchase shares of its Common Stock having a term of three (3) years and an exercise price equal to the closing price of the Common Stock on the closing date of the placement of the shares of Series A Preferred Stock. The number of shares issuable upon exercise of warrants will equal the quotient derived by dividing (i) 8% of the gross proceeds from sale of the shares of Series A Preferred Stock, by (ii) the market price of the Common Stock of the Company on the date the Shares of Series A Preferred Stock are issued.
USE OF PROCEEDS
     The Company is in the process of offering to sell up to $31 million of debt and equity securities, of which $23,500,000 of the proceeds would be used to finance the MEDTOX acquisition, approximately $1,500,000 of the proceeds would be used to pay the fees and expenses associated with the financing and the acquisition, and approximately $6,000,000 of the proceeds would be used for working capital purposes.
     The Company believes that the primary valuation of companies like MEDTOX when calculating a purchase price is based upon a multiple of revenues rather than book value as evidenced by the over fifty laboratory acquisitions that have occurred over the last four years. Much less significant than the valuation of the revenues acquired are the assets to be purchased since the primary assets utilized to run a laboratory are generic throughout the industry. Accordingly, the purchase price of $24 million, which is 120% of MEDTOX revenues, is consistent with similar transactions in the industry where acquisition prices have ranged from 52% of revenues to as much as 200% of revenues.
                                       15

ADVANTAGES/DISADVANTAGES OF PROPOSED OFFERING AND TERMS OF SECURITIES BEING OFFERED
     By offering equity in the form of Convertible Preferred Stock, the Company believes that this will limit the amount of common shares that will ultimately be issued. Since the conversion formula is based upon the market price of the Common Stock at the time of conversion and such conversion cannot happen until after the acquisition is completed, it is anticipated that the market price of the Common Stock will be higher after the acquisition than the market price of the Common Stock prior to the acquisition. However, there can be no guarantee that the market price of the Common Stock will be higher at the time of conversion. The two year limit on conversion rights will ensure eventual conversion which will limit the amount of dividends the Company may pay. The use of equity to finance a part of the total funding requirements also will limit the amount of debt financing required.
     If the price of the Common Stock should fall and be lower at the time of conversion than at the time of the sale of the Preferred Shares, the Company will suffer more dilution of its shareholders than it would if it offered common shares rather than convertible preferred shares. The payment of dividends to the holders of the preferred shares would be a use of cash that could not be used for other purposes.
     The Company and its investment bankers believe that the combination of debt and equity securities in the form of convertible preferred shares is the structure that will allow the necessary funds to be raised, help limit the amount of common stock that will ultimately be issued, and limit the amount of interest that will have to be paid so that the post acquisition company can effectively compete in the marketplace and be successful. ADVANTAGES/DISADVANTAGES OF THE ACQUISITION OF MEDTOX
     In 1994, the Company completed the acquisition of Princeton Diagnostic Laboratories of America, Inc. ("PDLA"). This was the first step in the execution of the strategic plan to effectively position the Company in the substance abuse testing marketplace by combining the on-site diagnostic testing products manufactured by the Company with a full service laboratory certified by the Substance Abuse and Mental Health Services Administration ("SAMHSA"). This was part of the overall strategic plan to grow the Company from both the sale of its own internally developed products as well as through synergistic mergers and acquisitions. The Company believes that a successful acquisition of MEDTOX will result in the Company becoming a company with the size, structure and balance sheet to effectively compete in its chosen markets resulting in profitability and substantial growth which will benefit the shareholders. The successful acquisition of MEDTOX will allow the Company to take advantage of many opportunities that the Company believes are available to it.
     The financing requirements to complete the acquisition of MEDTOX will result in dilution to the current shareholders and the liability of debt. The obligations of significant debt is something the Company has not had to incur for a number of years. The requirements of the holders of the debt may limit some of the actions the Company may otherwise take. The payment of principal and interest will substantially increase the Company's cash flow requirements. The Company believes, however, that the revenues historically generated by MEDTOX will be sufficient to enable the Company to meet its debt service obligations and that the benefits of the acquisition outweigh its disadvantages.
                                       16

MEDTOX SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
     The following selected financial data for the two years ended December 31, 1994, are derived from the financial statements of MEDTOX. The financial data for the six months ended June 30, 1995 and 1994 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which MEDTOX considers necessary for a fair presentation of the financial position and the results of operations for this period. Operating results for the six months ended June 30, 1995 and 1994 are not necessarily indicative of the results that can be expected for the entire year ended December 31, 1995. The data should be read in conjunction with the financial statements, related notes, and other financial information included herein.

                                                                          SIX MONTHS ENDED         YEAR ENDED
                                                                               JUNE 30            DECEMBER 31
                                                                           1995       1994      1994       1993
                                                                             (UNAUDITED)
Statement of Operations Data (000's)
  Revenues.............................................................   $10,237    $9,875    $19,688    $18,497
  Cost of Sales........................................................     4,594     3,648      8,714     10,416
  Selling, general and administrative..................................     3,825     4,530      7,594      8,796
  Restructuring costs..................................................        --        --        568      1,162
  Interest expense.....................................................        92        83        218        208
  Operating income (loss)..............................................   $ 1,726    $1,614    $ 2,594    $(2,085)

                                                                                                   AS OF DECEMBER
                                                                               AS OF JUNE 30             31
                                                                               1995      1994      1994      1993
                                                                                (UNAUDITED)
Balance Sheet Data (000's)
  Working Capital..........................................................   $2,156    $1,636    $2,122    $  553
  Total assets.............................................................    7,049     5,783     5,637     5,399
  Long-term liabilities, less current portion..............................      709       802     1,179     1,411
  Stockholder's equity.....................................................    3,404     2,477     2,567       832

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
     The following unaudited pro forma consolidated balance sheet as of June 30, 1995, and the unaudited pro forma consolidated statements of operations for the six months ended June 30, 1995 and the year ended December 31, 1994, give effect to the acquisition of MEDTOX by EDITEK using the purchase method. The unaudited pro forma consolidated financial information is based on the historical financial information of EDITEK and MEDTOX as of June 30, 1995 and the pro forma adjustments described in the notes thereto, with the exception of the $961,000 of cash on hand of MEDTOX which would be distributed to the shareholders of MEDTOX by MEDTOX prior to the acquisition of MEDTOX by EDITEK. There are no pro forma adjustments to other amounts reflected in the historical financial statements of MEDTOX as management believes that the historical costs assigned to MEDTOX assets and liabilities approximate fair value.
     Information was prepared as if the acquisition was effected as of June 30, 1995 in the case of the unaudited pro forma consolidated balance sheet; as of January 1, 1994 in the case of the June 30, 1995 and December 31, 1994 unaudited pro forma statements of operations. The unaudited pro forma financial statements may not be indicative of the results that actually would have occurred if the acquisition had been in effect on the dates indicated or which may be obtained in the future. The unaudited pro forma financial information should be read in conjunction with the financial statements and other financial data of EDITEK and MEDTOX.
                                       17

                               EDITEK AND MEDTOX
                     UNAUDITED CONSOLIDATED BALANCE SHEETS
                                 JUNE 30, 1995
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                     HISTORICAL                  PROFORMA
                                                                  EDITEK     MEDTOX     ADJUSTMENTS    CONSOLIDATED
ASSETS:
Cash and cash equivalents.....................................   $    731    $   --       $ 6,000(a)     $  6,731
Accounts receivable, net......................................      1,067     3,598            --           4,665
Inventory and supplies........................................        801       287            --           1,088
Other current assets..........................................        680       245            --             925
     Total current assets.....................................      3,279     4,130         6,000          13,409
Property and equipment........................................      7,466     6,209            --          13,675
Accumulated depreciation......................................     (6,578)   (4,277 )          --         (10,855)
     Property and equipment, net..............................        888     1,932            --           2,820
Other assets..................................................         59        19            --              78
Goodwill, net.................................................      3,286         7        21,957(c)       25,250
     Total non-current assets.................................      3,345        26        21,957          25,328
     Total assets.............................................   $  7,512    $6,088       $27,957        $ 41,557
LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable..............................................   $  1,016    $  408       $    --        $  1,424
Accrued expenses..............................................        376     1,216           400(b)        1,992
Current maturities of LTD.....................................         --       502            --             502
Restructuring accrual, current portion........................         --       804            --             804
Other current liabilities.....................................         20         6            --              26
  Total current liabilities...................................      1,412     2,936           400           4,748
Long term debt obligations....................................         63       709        15,000(a)       15,772
  Total liabilities...........................................      1,475     3,645        15,400          20,520
Common stock..................................................      1,488        30           (30)(e)       1,488
Preferred stock...............................................         --        --        16,000(a)       16,000
Additional paid-in capital....................................     32,852       600          (600)(e)
                                                                                           (1,000)         31,852
Retained earnings (deficit)...................................    (28,198)    1,813        (1,813)(e)     (28,198)
                                                                    6,142     2,443        12,557          21,142
Less: Treasury stock and other contra equity..................       (105)       --            --            (105)
  Total stockholders' equity..................................      6,037     2,443        12,557          21,037
Total liabilities and shareholders' equity....................   $  7,512    $6,088       $27,957        $ 41,557

      See notes to unaudited pro forma consolidated financial statements.
                                       18

                               EDITEK AND MEDTOX
                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1995
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                       HISTORICAL                 PROFORMA
                                                                   EDITEK     MEDTOX     ADJUSTMENTS    CONSOLIDATED
Revenues........................................................   $3,751     $10,204      $    33(g)       13,988
Cost of sales...................................................    3,181      4,594         1,331(g)        9,106
  Gross margin..................................................      570      5,610        (1,298)          4,882
Operating expenses
  Research and development......................................      427         --            --             427
  Selling, general and administrative...........................    1,865      3,803        (1,309)(g)       4,359
  Amortization..................................................       74         --           590(d)          664
  Total operating expenses......................................    2,366      3,803          (719)          5,450
Income (loss) before interest...................................   (1,796 )    1,807          (579)           (568)
Other income....................................................       --         11           (11)(g)          --
Interest expense................................................      (20 )      (92 )      (1,013)(a)      (1,125)
  Net income (loss).............................................   (1,816 )    1,726        (1,603)         (1,693)
Preferred Stock:
  Dividend declared.............................................       --         --           720(f)          720
Net income (loss) applicable to common shareholders.............   $(1,816)   $1,726       $(2,323)       $ (2,413)
Income (loss) per common share..................................   $(0.20 )   $58.21                      $  (0.26)
Weighted average number of common shares outstanding............   9,239,159  29,650                     9,239,159

                          YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

Revenues........................................................   $6,593     $19,651      $    37(g)     $ 26,281
Cost of sales...................................................    6,044      8,714         2,635(g)       17,393
  Gross margin..................................................      549     10,937        (2,598)          8,888
Operating expenses
  Research and development......................................      729         --            --             729
  Selling, general and administrative...........................    3,194      7,576        (2,617)(g)       8,153
  Amortization..................................................      147         --         1,180(d)        1,327
  Restructuring costs...........................................       --        568            --             568
  Total operating expenses......................................    4,070      8,144        (1,437)         10,777
Income (loss) before interest...................................   (3,521 )    2,793        (1,161)         (1,889)
Other income....................................................       --         19           (19)(g)          --
Interest expense................................................      (25 )     (218 )      (2,025)(a)      (2,268)
  Net income (loss).............................................   (3,546 )    2,594        (3,205)         (4,157)
Preferred Stock:
  Dividend declared.............................................       --         --         1,440(f)        1,440
Net income (loss) applicable to common shareholders.............   $(3,546)   $2,594       $(4,645)       $ (5,597)
Income (loss) per common share..................................   $(0.49 )   $87.87                      $  (0.78)
Weighted average number of common shares outstanding............   7,204,244  29,520                     7,204,244

      See notes to unaudited pro forma consolidated financial statements.
                                       19

                               EDITEK AND MEDTOX
                               NOTES TO UNAUDITED
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
     a) EDITEK plans to raise up to $31 million from the issuance of $15 million of debt securities with an interest rate of 13.5% and $16 million from the issuance of preferred stock of which $24 million will be used to acquire MEDTOX and $1 million will be used to pay financing costs. However, the total amount of the funds raised, the investment terms, and the mix of equity and debt financing will depend on market conditions at the time of the closing of such investments.
     b) Adjustment to reflect Acquisition costs are expected to approximate $400,000.
     c) Goodwill representing the excess of the purchase price of $24 million over the fair value of the identifiable net assets of MEDTOX has been reflected and is comprised of the following:

                  (DOLLAR AMOUNTS IN THOUSANDS)
Purchase price.........................................   $24,000
Costs related to acquisition...........................       400
Net assets acquired @ 6/30/95..........................    (2,433)
                                                          $21,957

     The allocation of the total amount of excess purchase price over the fair value of the assets is a preliminary allocation absent an appraisal of certain intangible assets.
     d) Amortization is based on an effective date of the acquisition of MEDTOX of January 1, 1994 amortized over a twenty year period.
     e) Pro Forma adjustment to stockholder's equity accounts are summarized as follows:

                                                    (DOLLAR AMOUNTS IN THOUSANDS)
                                                                    ADDITIONAL
                               COMMON STOCK    PREFERRED STOCK    PAID IN CAPITAL    RETAINED EARNINGS
Elimination of MEDTOX'S
  equity accounts...........       $(30)           $    --            $  (600)            $(1,813)
Issuance of Preferred
  Stock.....................         --             16,000             (1,000)                 --
                                   $(30)           $16,000            $(1,600)            $(1,813)

     f) Dividend of 9% declared for $16 million of Preferred Stock issued and outstanding.
     g) Adjustments to reclassify certain expenses of MEDTOX, including distribution expenses to conform with the historical presentation of the financial statements of EDITEK. These reclassifications have no impact on the operating income of MEDTOX.
                                       20

             AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
                  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                              AND PREFERRED STOCK
     The Company's Certificate of Incorporation presently authorizes the issuance of a total of 20,000,000 shares of Common Stock par value $.15 per share, and 600,000 shares of preferred stock, par value $1.00 per share. Of such 20,000,000 presently authorized shares of Common Stock, 9,823,242 shares were issued and outstanding as of September 1, 1995. In addition, an aggregate of 1,947,110 shares has been reserved for issuance as of September 1, 1995, as summarized in the following table:

                                                                     NUMBER OF SHARES
SHARES OF COMMON STOCK RESERVED FOR                                      RESERVED
Common Stock Warrants
  Series J........................................................          60,000
  Series K........................................................          50,000
  Series M........................................................          35,000
Common Stock Options:
  Incentive.......................................................         451,406
  Non-Employee Director...........................................         239,540
  Nonqualified....................................................          33,333
Qualified Employee Stock Purchase Plan............................          79,498
Equity Compensation Plan..........................................         998,333
                                                                         1,947,110

     In addition to the 1,947,110 shares of Common Stock reserved for future issuance, the Company will have to issue shares of Common Stock for the acquisition of MEDTOX. An aggregate of 8,524,499 shares could be issued as a result of the acquisition of MEDTOX, as summarized in the following table:

                                                                     NUMBER OF SHARES
                                                                       THAT MAY BE
SHARES OF COMMON STOCK RESERVED FOR                                       ISSUED
Conversion of 320 Shares of Series A Preferred Stock (1)..........       6,203,955
Common Stock Purchase Warrants Issued to Investment Bankers in
  connection with financing.......................................         320,544(1)
Increase in number of Shares issuable under Equity Compensation
  Plan............................................................       2,000,000
                                                                         8,524,499

1) Based upon the calculation of the number of Common Shares that would be issuable at the market price of the Common Stock of the Company on September 1, 1995 pursuant to the applicable formula under which the number of shares issuable is based upon Seventy-Five Percent (75%) of the market price of the Common Stock of the Company on the date(s) of conversion.
     If the total of 10,471,609 shares were to be issued, the Company would not have enough shares authorized for issuance. Accordingly, the Board of Directors has approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000 and the number of authorized shares of Preferred Stock from 600,000 to 1,000,000.
     The additional Common Stock or Preferred Stock ("Stock"), if so authorized could be issued at the discretion of the Board of Directors without any further action by the stockholders except as required by applicable law or regulation, for use in connection with acquisitions, efforts to raise additional capital for the Company and other corporate purposes. Shares of the Stock will be issued only upon a determination by the Board of Directors that a proposed issuance is in the best interests of the Company.
     The Company believes that other synergistic acquisitions are available to it. The increase in authorized shares will allow the Board of Directors of the Company to consider and, if in the best interest of the stockholders, take advantage of any such acquisition possibilities. In addition, the flexibility vested in the Company's Board of Directors to authorize the issuance and sale of authorized but unissued shares of Common Stock and/or to issue Preferred Stock in one or more series could enhance the Board of Director's bargaining capability on
                                       21
behalf of the Company's stockholders in a takeover situation and could, under some circumstances, be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management, even if such a transaction were favored by the holders of the requisite number of the then outstanding shares. Accordingly, stockholders of the Company might be deprived of an opportunity to consider a takeover proposal which a third party might consider if the Company did not have authorized but unissued shares of Common Stock and a class of authorized but unissued Preferred Stock.
     The Company is not aware of any present efforts to gain control of the Company or to organize a proxy contest. If such a proposal were presented, management would make a recommendation based upon the best interests of the Company stockholders. Except as described above and except for certain provisions of its agreements with employees and equity compensation plan which provide for severance payments and acceleration of vesting of options and stock upon a change of control, the Company is not aware of any anti-takeover measures which are currently part of the Company's charter, bylaws or agreements. See "Executive Compensation -- Employment Contracts" and "Approval for Amendment to the EDITEK, Inc. Equity Compensation Plan."
     Accordingly, the Board of Directors has proposed that Article FOURTH of the Company's Certificate of Incorporation be amended to increase its authorized capital stock. As so amended, this provision of the Certificate of Incorporation would read as set forth on Appendix A hereto.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION. An affirmative vote by holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the Amendment.
                   APPROVAL FOR AMENDMENT TO THE EDITEK, INC.
                            EQUITY COMPENSATION PLAN
     On October 26, 1993, the shareholders of the Company approved the EDITEK, Inc. Equity Compensation Plan (the "Plan"). The Plan was adopted by the Board of Directors, subject to shareholder approval, to give the Company the ability to attract and retain personnel of exceptional ability; to motivate such personnel through added incentives to make a maximum contribution to greater profitability; to develop and maintain a highly competent management team; and to be competitive with other companies with respect to executive compensation.
     The successful acquisition of MEDTOX will add approximately 220 employees to those eligible to receive incentive stock options under the Plan. It is the Company's long standing practice to issue incentive stock options to all employees. Accordingly, the Company will issue a total of approximately 1,000,000 incentive stock options to all employees of MEDTOX upon the effectiveness of the acquisition of MEDTOX.
     The Board of Directors of the Company has approved an amendment to the Plan, to be effective as of August 1, 1995, subject to approval by the shareholders of the Company, to increase from 1,000,000 to 3,000,000 the number of shares of Common Stock of the Company, par value $0.15 per share (the "Stock"), that may be issued pursuant to awards under the Plan. With the exception of the increase in the number of shares of Stock issuable under the Plan, the provisions of the Plan, as amended, are unchanged from the version of the Plan approved by the shareholders of the Company on October 26, 1993.
     The affirmative vote of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting, is required for approval of this amendment to the Plan.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT OF THE EQUITY COMPENSATION PLAN AND TO AMEND AND RESTATE THE PLAN IN THE FORM AS AMENDED.
  DESCRIPTION OF THE PLAN, AS AMENDED
     All references hereinafter to the "Plan" shall be to the Plan, as amended, unless otherwise indicated. The following description of the Plan is merely a brief summary of some of the terms of the Plan, is not intended to be a complete description of the Plan and is qualified in its entirety by reference to the full text of the Plan. If any part of the summary of the Plan contained in this document differs from the formal legal documents governing the Plan, the formal legal Plan documents will be considered correct and controlling.
                                       22

     The Plan is not generally subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is not a qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code").
     The Plan is administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members who are "disinterested persons" as required under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Act") to serve at the pleasure of the Board. The Committee has the exclusive right to interpret, construe and administer the Plan and to select the eligible participants under the Plan.
     The Plan provides for the grant to eligible participants of a number of different types of equity-based compensation vehicles under one Plan. Employees of the Company and other persons selected by the Committee, including directors (other than certain "disinterested persons", as described above), are eligible to participate in the Plan. Awards under the Plan may be made to participants in the form of incentive stock options, nonqualified stock options, discounted stock options, restricted stock, stock appreciation rights, phantom stock, stock awards, performance shares, deferred stock and other forms of equity-based compensation as may be provided and are permissible under the Plan and the law. See "Types of Awards" below. The Committee is given broad discretion to determine the terms and conditions (not inconsistent with the Plan) of the awards made under the Plan.
     SECURITIES TO BE OFFERED. The Company is authorized to issue 1,000,000 shares of Common Stock under the Plan as currently written. As of July 26, 1995, grants and awards to purchase 588,886 shares had been made under the Plan, leaving 411,114 shares available for issuance pursuant to awards under the Plan. The current Plan includes a provision for automatic increases in the number of shares of Stock issuable under the Plan in the event of increases in the number of issued shares of Stock of the Company above the number outstanding as of October 26, 1993, such that six percent of any increase will be added to the shares otherwise available for issuance under the Plan. The application of this provision has increased the aggregate number of shares issuable under the current Plan as of July 26, 1995 (taking into account the awards already made under the Plan) to 636,684. The amendment to the Plan for which approval is sought will increase the number of authorized shares issuable under the Plan, as amended, by 2,000,000 shares. Thus, an aggregate of 2,636,684 shares will be available to be issued pursuant to awards granted under the Plan. The Plan will continue to provide for incremental increases in the number of shares issuable under the Plan in the same manner as the Plan currently provides.
     The Stock subject to an award under the Plan will be made available from the authorized and unissued shares of Stock of the Company. To the extent any shares of Stock or performance shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, such shares or performance shares will not be charged against the aggregate number of shares available for awards under the Plan, and may again be awarded under the Plan. This would occur, for example, upon a forfeiture of restricted stock or termination, expiration, or cancellation of a stock option, stock right, or performance share under the Plan, or any other termination of an award without payment being made in the form of Stock.
     Proportionate and equitable adjustments will be made by the Committee upon the occurrence of certain events that result in changes in the outstanding shares of Stock of the Company or that result in exchanges of shares of Stock for a different number or class of Stock or other securities of the Company or another corporation. These events include, without limitation, a reorganization or recapitalization of the Company or reclassification of its shares, stock split-up, stock dividend, or consolidation of shares of Stock, merger, consolidation, or sale of assets of the Company, or any distribution to shareholders other than a cash dividend. Under such circumstances, adjustments may be made by the Committee in the limitation on the aggregate number of shares of Stock that may be awarded under the Plan, the number and class of shares that may be subject to an award, the purchase price for shares of Stock under outstanding stock options, and the number of shares to be transferred in settlement of outstanding stock rights, and the terms, conditions, or restrictions of any award or award agreement, including the price payable for the acquisition of Stock.
     The closing price of the Common Stock of the Company on the American Stock Exchange on July 26, 1995 was $3.38 per share. The prices, expiration dates and other material conditions upon which the awards under the Plan may be exercised vary depending on the type of award. See "Types of Awards" below.
     TYPES OF AWARDS. Each award granted under the Plan is evidenced by a written agreement setting forth the terms and conditions of the award. Each such agreement is also subject to and incorporates the applicable terms
                                       23
and conditions of the Plan and any other terms and conditions, not inconsistent with the Plan required by the Committee. The various forms of awards that may be made to participants under the Plan are described below.
     INCENTIVE STOCK OPTIONS. The Company is authorized to grant incentive stock options ("ISOs") that may be entitled to favorable tax treatment under Section 422 of the Code. See "Tax Effects of Plan Participation" below. ISOs may be granted to eligible participants under the Plan at such time or times as determined by the Committee until October 26, 2003, subject to certain conditions described below.
     The exercise price of an ISO under the Plan may not be less than 100% of the fair market value of the Stock at the date of grant (110% for 10% owners of the Company). The fair market value of the Stock will be determined for purposes of the Plan, based upon the closing price of the Stock as reported by such source as the Committee may select for any day in question, provided at least 100 shares of Stock were sold on such date. If there was not a sale of at least 100 shares of Stock that day, then the fair market value shall be determined based on the closing price of the Stock on the last day on which there was a sale of at least 100 shares of Stock. The Committee is also authorized to establish an alternate method of determining fair market value of the Stock.
     An ISO and any related stock right, if any, granted under the Plan must be exercised in whole or in part from time to time within 10 years from the date of grant (5 years for 10% owners of the Company), or such shorter period specified by the Committee in the corresponding award agreement. Upon a termination of employment of the optionee with the Company, as determined by the Committee in its discretion, the ISO and any related stock right will lapse and cease to be exercisable upon, or within such period following, the termination of employment, as determined by the Committee pursuant to the terms of the Plan and as provided in the award agreement. In no event, however, can the period of time during which an ISO or related stock right remains exercisable following a termination of employment exceed three months, unless employment is terminated because of death or disability of the optionee. Following death or disability, the period of time during which an ISO or related stock right may be exercised cannot exceed one year after the date of death or disability. In no event can the period of time following a termination of employment during which an ISO or related stock right may be exercised extend beyond the original exercise period of the ISO or related stock right.
     The amount of ISOs which are first exercisable by any one participant in any year which may receive favorable tax treatment as ISOs is generally limited to $100,000. However, if a participant's employment is terminated on account of death, disability or retirement, to the extent that the aggregate fair market value of the shares of Stock with respect to which ISOs are first exercisable during the post-termination period by the participant exceeds $100,000, such options shall be treated as non-qualified stock options. Similar treatment applies in the event the exercise of an ISO is accelerated by reason of an "acceleration event." See "Effects of Change in Control" below. The aggregate fair market value of the Stock for these purposes is determined as of the date the ISO is granted. An ISO granted under the Plan will also be subject to such other terms and conditions which the Committee deems necessary to impose in order to qualify the ISO under Section 422 of the Code, as well as any other terms and conditions not inconsistent with the ISO provisions of the Plan, as determined by the Committee.
     NONQUALIFIED STOCK OPTIONS. The Company may also grant nonqualified stock options ("NQSOs") to eligible participants to purchase shares of Stock at such time or times as determined by the Committee. These stock options will not be eligible for the favorable tax treatment available to ISOs under Section 422 of the Code. The exercise price of an NQSO under the Plan is established by the Committee in the agreement evidencing the award. Such exercise price is not limited under the Plan and may be less than 100% of the fair market value at the time of grant. Thus, discounted stock options providing for an exercise price of less than the fair market value of the Stock at the date of the award may be granted as NQSOs under the Plan.
     An NQSO under the Plan and its related stock right, if any, will be exercisable in full or in part from time to time as specified by the Committee or in the corresponding award agreement. Upon termination of employment of the optionee, the NQSO and any related stock right will lapse and cease to be exercisable upon, or within such period following, such termination of employment, as determined by the Committee pursuant to the terms of the Plan and as specified in the award agreement. The period of time during which the NQSO and any related stock right may be exercisable following termination of employment cannot exceed three months, unless employment is terminated as a result of retirement or disability, in which case such period cannot exceed one year after the date of retirement or disability or within such longer period as the Committee may specify. If the termination of employment is as a result of death, such period may exceed one year after the date of death, as provided by the
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
Committee or in the award agreement. An NQSO may also be subject to such other terms and conditions, not inconsistent with the Plan, as determined by the Committee and specified in the award agreement.
     STOCK APPRECIATION RIGHTS. The Committee is empowered under the Plan to grant a stock appreciation right (an "SAR") to an eligible participant in connection with an ISO or an NQSO. SARs may also be granted independent of any related stock option.
     An SAR is a stock right granted under the Plan that provides for an amount payable in shares of Stock and/or cash, as determined by the Committee, equal to the excess of the fair market value of a share of Stock on the date the stock right is exercised over the exercise price of the SAR or the exercise price of a related stock option to purchase a share of Stock. Thus, an SAR granted in conjunction with a stock option will entitle the participant, within the period specified for the exercise of the stock option, to surrender the unexercised stock option, or a portion thereof, and receive in lieu thereof a payment in cash or shares of Stock having an aggregate value equal to the amount by which the fair market value of each share of Stock exceeds the exercise price per share of Stock under the stock option, times the number of shares of Stock under the stock option, or portion thereof, that is surrendered.
     Any SAR granted under the Plan in conjunction with a stock option will be subject to the same terms and conditions as the related stock option, including limits on transferability, and will be exercisable only to the extent the stock option is exercisable. If the related stock option terminates or lapses, the SAR will also terminate or lapse. Upon exercise of an SAR, the number of shares subject to exercise under any related stock option will be reduced automatically by the number of shares of stock represented by the related stock option (or portion thereof) that is surrendered. The grant of SARs related to ISOs under the Plan must be concurrent with the grant of the related ISOs. For NQSOs, the grant of a related SAR may either be made concurrently with the grant of the NQSO or may be made in connection with NQSOs previously granted that are unexercised and have not terminated or lapsed.
     In addition to the foregoing restrictions, a person subject to Section 16(b) of the Act will be subject to a number of additional requirements imposed by Rule 16b-3, promulgated by the SEC under the Act, in connection with the exercise of an SAR.
     The Committee is also empowered under the Plan, in its sole discretion, to grant limited stock appreciation rights ("Limited SARs"), which will become exercisable only upon a change in control and/or a potential change in control of the Company, as defined in the Plan, subject to such terms and conditions as the Committee, in its sole discretion, may specify. Such Limited SARs may be settled only in cash. For further information on Limited SARs and other aspects of the Plan, which may be triggered by virtue of a change in control and/or a potential change in control of the Company, see "Effects of Change in Control" below.
     INCIDENTS OF STOCK OPTIONS AND STOCK RIGHTS. Each stock option (ISO or
NQSO) and stock right (SAR or Limited SAR) granted under the Plan will be subject to such terms and conditions, not inconsistent with the Plan, as may be determined by the Committee. Such provisions, for example, may require the continued employment of a participant as consideration for the grant or exercise of a stock option or stock right. A stock option or stock right under the Plan will not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by the participant or his or her guardian or legal representative.
     The purchase price for shares of Stock upon exercise of a stock option under the Plan will be payable in such amounts, at such times, and upon such terms as will be determined by the Committee. The Committee may establish payment terms for the exercise of stock options that permit the participant to deliver shares of Stock with a fair market value equal to the stock option exercise price as payment upon exercise of a stock option. No cash dividends will be paid on shares of Stock subject to unexercised stock options under the Plan. The Committee, however, may, in its discretion, provide for the payment of "dividend equivalents" on shares of Stock subject to an exercisable stock option under the Plan. The Committee may also, in its discretion, authorize payment of "interest equivalents" on dividend equivalents under the Plan.
     To the extent a participant may be required to pay the Company amounts with respect to income and employment tax withholding in connection with the exercise of an NQSO and/or with respect to certain dispositions of Stock acquired upon exercise of an ISO, the Committee, in its sole discretion, may permit the participant to satisfy the obligation, in whole or in part, by making an irrevocable election that a portion of the total fair
                                       25
market value of the applicable shares of Stock be paid in cash in lieu of the issuance of Stock and that such cash payment be applied to the satisfaction of the withholding obligations. Certain restrictions, however, will be applicable with respect to this feature of the Plan for participants subject to Section 16(b) of the Act and Rule 16b-3 thereunder.
     RESTRICTED STOCK. Restricted stock awards may be made to participants under the Plan as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. The Company may award restricted stock either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash payments made outside of the Plan. A restricted stock award under the Plan will be an award of Stock issued with the restriction that the holder may not sell, transfer, pledge, or assign such stock and with such other restrictions as the Committee, in its sole discretion, may impose. These other restrictions may include without limitation, a restriction on the right to vote such shares to the extent, if any, such shares possess voting rights and the right to receive cash dividends. The restrictions may lapse separately or in combination and at such time or times as the Committee may determine appropriate. The Committee may also in its discretion determine the purchase price, if any, to be paid for such restricted stock, the length of the time during which the restrictions will apply, and whether dividends and other distributions on the restricted stock will be paid currently to the participant or paid to the Company for the account of the participant.
     A participant receiving an award of restricted stock under the Plan must accept the award within 60 days, or such shorter period as the Committee may specify, after the date of the award, by executing an award agreement and paying the purchase price, if any, for the restricted stock. Upon termination of employment of a participant with the Company prior to the lapse of restrictions, all shares of restricted stock then held by the participant will be forfeited, unless otherwise provided in the award agreement or determined by the Committee. Except as otherwise provided in the Plan, no shares of restricted stock received by a participant may be sold, exchanged, transferred, pledged, or otherwise disposed of during the restriction period. The Committee in its discretion may waive applicable restrictions upon the death, disability, or retirement of a participant or in cases of special circumstances. In its discretion, the Committee may also waive any remaining restrictions on restricted stock upon hardship or other special circumstances of a participant whose employment with the Company is involuntarily terminated.
     Unless otherwise provided, a participant receiving an award of restricted stock will have all the rights of a holder of the Stock with respect to such restricted stock, including the right to vote the shares to the extent, if any, such shares possess voting rights and the right to receive any dividends thereon. The Committee may require, however, that any dividends be deferred automatically and reinvested in additional restricted stock or may require that dividends and other distributions on restricted stock be paid to the Company for the account of the participant. If all of the restrictions applicable to restricted stock expire without a forfeiture of the restricted stock, unrestricted certificates for such shares will be delivered to the participant.
     To ensure that award payments actually reflect performance of the Company and the service of the participant, the Committee, in its discretion, may provide for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock, to the recipient of a restricted stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.
     DEFERRED STOCK. The Plan also empowers the Company to issue shares of deferred stock to participants under the Plan. Deferred stock awards may be issued either alone or in addition to other awards granted under the Plan, as determined by the Committee in its sole discretion. The Committee is empowered to determine the individuals to whom, and the time or times at which, awards of deferred stock may be made, the number of shares to be awarded, the price, if any, to be paid for the deferred stock, the time or times within which such awards may be subject to forfeiture, whether shares of deferred stock will accrue cash dividend equivalents, and all other conditions of the deferred stock awards. The Committee may also condition awards of deferred stock upon the attainment of specified performance goals or such other factors or criteria as the Committee may determine.
     Subject to the provisions of the Plan and the applicable award agreement, deferred stock awards may not be sold, transferred, pledged, assigned, or otherwise encumbered during the deferral period, as specified by the Committee. Upon the expiration of the deferral period, certificates for shares of Stock will be delivered to the participant representing the number of shares of Stock covered by the deferred stock award. The Committee, in its discretion, however, at or after grant, may accelerate the vesting of all or any part of any deferred stock award and/or may waive the deferral limitations for all or any part of such award.
                                       26

     Upon termination of employment of a recipient of a deferred stock award with the Company, the deferred stock covered by an award will be forfeited by the participant, unless otherwise provided in the Plan or the applicable award agreement. The Committee in its discretion, however, at or after grant, may provide for accelerated vesting upon the termination of employment due to death, disability, or retirement, or upon hardship or other special circumstances as determined by the Committee. The Committee may also require that a certain percentage of the fair market value of deferred stock shares be paid in the form of cash in lieu of shares of Stock and that such cash payment be applied to the satisfaction of all applicable federal and state income and employment tax withholding obligations that arise at the time the deferred stock becomes free of all restrictions.
     A participant receiving a deferred stock award may elect to further defer receipt of deferred stock for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Unless otherwise determined by the Committee, such election must be made at least 12 months prior to completion of the deferral period for the deferred stock award in question, or for the applicable installment of such an award.
     To ensure that the award actually reflects the performance of the Company and the service of the participant, the Committee, in its discretion, may provide for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock, to the recipient of a restricted stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.
     STOCK AWARDS. The Company may grant an award of Stock under the Plan in payment of compensation that has been earned or as compensation to be earned, including without limitation, compensation awarded concurrently with or prior to the grant of the stock award. In determining the value of the stock award, the shares of Stock subject to such award will be valued at not less than 100% of the fair market value of such shares of Stock on the award date, regardless of whether such shares of Stock are then issued or transferred to the participant and whether or not such shares of Stock are subject to restrictions that affect their value.
     Shares of Stock subject to a stock award may be issued to the participant at the time the award is granted, or at any time subsequent thereto, or in installments from time to time, as determined by the Committee. To the extent the shares of Stock subject to a stock award are not issued to the participant at the time the award is granted, dividend equivalents may be issued to the participant as determined by the Committee. In the Committee's discretion, any issuance payable in shares of Stock under a stock award may be paid in cash on the date delivery of shares would otherwise have been made.
     A stock award will be subject to such terms and conditions, including without limitation, restrictions on the sale or other disposition of the stock award or the shares of Stock issued pursuant thereto, as determined by the Committee. Upon issuance of shares to a participant pursuant to a stock award, the participant will become a holder of the Stock fully entitled to receive dividends, to vote to the extent, if any, such shares possess voting rights and to exercise all of the rights of a shareholder, except to the extent otherwise provided in the stock award.
     PERFORMANCE SHARES. Awards of performance shares may be made to participants under the Plan as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of performance shares may be made either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash payments made outside of the Plan.
     A performance share under the Plan will be an award of a unit valued by reference to a designated number of shares of Stock, which value may be paid to the participant by the delivery of such cash or Stock, or any combination thereof as determined by the Committee, upon achievement of such performance objectives during the applicable performance period as the Committee may establish at the time of the award grant or thereafter. The Committee in its sole discretion may determine the participants to whom awards of performance shares will be made, the performance period, and/or the performance objectives applicable to such awards, the form of settlement of a performance share, and any other terms and conditions of such awards. Performance periods may overlap, and participants may participate simultaneously with respect to performance shares for which different performance periods are prescribed.
     The Committee in its sole discretion will determine the performance objectives relating to awards of performance shares. These objectives may vary from participant to participant and between awards and will be based upon such performance criteria or combination of factors as the Committee may deem appropriate. For example,
                                       27
such performance criteria may include minimum earnings per share or return on equity. The Committee is empowered to revise such performance objectives during the applicable performance period if significant events occur that the Committee expects to have a substantial effect on the applicable performance objectives during such period. The Committee may also provide for the proration of performance shares if a participant terminates service with the Company during a performance period because of death, disability, retirement or under other circumstances in which the Committee, in its discretion, finds that a waiver is appropriate. If a participant terminates service with the Company during a performance period for any other reason, then such participant will not be entitled to any payment with respect to that performance period, unless otherwise determined by the Committee.
     The Committee is also authorized to approve requests by participants to defer payment of performance shares on terms and conditions approved by the Committee and set forth in an award agreement entered into in advance of the time of receipt or constructive receipt of payment by the participant.
     OTHER STOCK-BASED AWARDS. The Plan also authorizes the grant of other awards that are valued in whole or in part by reference to, or otherwise based on, Stock. These other stock-based awards will include without limitation convertible preferred stock, convertible debentures, exchangeable securities, phantom stock, and stock awards or options valued by reference to book value or performance. Other stock-based awards may be granted either alone or in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan.
     The Committee in its sole discretion is empowered to determine the participants eligible to receive other stock-based awards, the time or times at which such awards may be made, the number of shares of Stock subject to such awards, and all other terms and conditions of such awards. The provisions of other stock-based awards need not be the same with respect to each recipient. Shares of Stock subject to other stock-based awards may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses. Interest or dividend equivalents may be payable with respect to other stock-based awards in the discretion of the Committee. The Committee may also determine whether any other stock-based awards will be subject to vesting or forfeiture provisions and the effects of termination of employment upon such awards.
     EFFECTS OF CHANGE IN CONTROL. The Committee is granted broad discretion under the Plan to deal with awards under the Plan upon an acceleration event, which will be deemed to occur in the event of a change in control or a potential change in control of the Company, as defined in the Plan. For these purposes, a "change in control" will be deemed to have occurred if (a) any person (including a group, but not the Company and any subsidiary and any employee benefit plan thereof) makes a tender or exchange offer for shares of the Stock pursuant to which any shares of the Stock are purchased, or such person (together with its affiliates and associates) becomes the beneficial owner of at least 20% of the Stock, or (b) the stockholders of the Company approve a definitive agreement or plan to merge the Company with or into another corporation, to sell or otherwise dispose of all or substantially all of its assets or to liquidate the Company, or (c) during any period of 24 consecutive months, the incumbent directors at the beginning of such period cease for any reason other than death to constitute at least a majority of the Board (provided that a director will be deemed to be an incumbent director if such director, although not a director at the beginning of such 24-month period, was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors then qualified as incumbent directors). A "potential change in control" is defined in the Plan to mean (y) the approval by stockholders of the Company of an agreement by the Company, the consummation of which would result in a change in control of the Company, as described above, or (z) the acquisition of direct or indirect beneficial ownership by any person (as described above) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a potential change in control of the Company has occurred for the purposes of the Plan. A "Board-approved change in control" will be deemed to have occurred if the offer, acquisition, or transaction in question is approved by a majority of the directors serving as members of the Board at the time of the potential change in control or change in control.
     Upon the occurrence of an acceleration event, the Committee will be authorized to take such action as it determines to be necessary or advisable, and fair and equitable to participants, with respect to awards under the Plan. The Committee's action may include without limitation, establishing, amending, or waiving the forms, terms, conditions, and duration of an award and the award agreement, so as to provide for earlier, later, extended,
                                       28
or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, and accelerated release of restrictions, or other modifications.
     Upon the occurrence of an acceleration event, subject to the approval of the Committee if the acceleration event results from a Board-approved change in control, then all outstanding performance shares under the Plan with respect to which the applicable performance period has not been completed will be paid as soon as practicable based upon the percentage of the period completed. All performance objectives applicable to the award of performance shares will be deemed to have been satisfied to the extent necessary to result in payment of 100% of the performance shares covered by the award. In addition, the applicable performance periods will be deemed to have ended on the date of the acceleration event. Under such circumstances, the payment to the participant will be the amount determined either by the Committee, in its discretion, or in the manner stated in the award agreement. This amount will then be multiplied by a fraction, the numerator of which is the number of full calendar months of the applicable performance period that have elapsed prior to the date of the acceleration event and the denominator of which is the total number of months in the original performance period. Upon the making of any such payment, the related award agreement will be deemed canceled.
     Upon the occurrence of an acceleration event, and the approval of the Committee if the acceleration event results from a Board-approved change in control, the Committee in its discretion may also declare any and all then outstanding stock options, and any and all related stock rights outstanding for at least six months not previously exercisable and vested to be immediately exercisable and fully vested, in whole or in part. In addition, under such circumstances the Committee may also in its discretion declare the restrictions applicable to awards of restricted stock, deferred stock, or other stock-based awards to have lapsed. The value of all outstanding stock options, stock rights, restricted stock, deferred stock, performances shares, stock awards, and other stock-based awards, in each case to the extent vested, will, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any change in control, be cashed out on the basis of the change in control price as of the date such change in control or such potential change in control is determined to have occurred or such other date as the Committee may determine prior to the change in control. For these purposes, "change in control price" means the highest price per share of Stock paid in any transaction reported on the exchange on which the stock is traded, or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the 60-day period immediately preceding the occurrence of the change in control, or, where applicable, the occurrence of the potential change in control event), in each case as determined by the Committee. For ISOs and SARs, or Limited SARs, related to such ISOs, such change in control price will be based only on transactions reported for the date on which the optionee exercises such SARs, or Limited SARs.
     In addition to the effects of an acceleration event upon an award under the Plan, the Plan also allows the Committee in its sole discretion to grant Limited SARs, which become exercisable only in the event of a change in control and/or a potential change in control, subject to such terms and conditions as the Committee, in its sole discretion, may specify. Limited SARs will be settled solely in cash. A Limited SAR will entitle the holder of the related stock option to surrender such stock option, or any portion thereof, to the extent unexercised, and to receive a cash payment equal to the difference between the SAR fair market value, at the date of surrender, of a share of Stock for which the surrendered stock option or portion thereof is then exercisable, and the price at which a participant could exercise a related stock option to purchase the share of Stock. For these purposes, the "SAR fair market value" means a value established by the Committee for the exercise of an SAR or Limited SAR.
     The foregoing provisions regarding changes of control might be used by the Company as an antitakeover device to deter potential suitors from acquiring the Company at prices that may be advantageous to current shareholders.
     AMENDMENT AND TERMINATION. The Plan will continue in effect until terminated by the Company as provided in the Plan. Notwithstanding the perpetual nature of the Plan, ISOs may only be granted under the Plan until September 15, 2003.
     Upon the recommendation of the Committee, or otherwise, the Board may amend the Plan. To the extent required by Rule 16b-3 under the Act, no amendment to the Plan may be made without approval by the Company's shareholders that would make certain changes, including altering the group of persons eligible to participate in the Plan, increasing the maximum number of shares of Stock available for awards under the Plan (except as otherwise provided in the Plan), extending the period during which ISOs may be granted under the Plan,
                                       29
limiting or restricting the powers of the Committee in administering the Plan, changing the definition of participants eligible for ISOs or increasing the limit or value of shares of Stock for which eligible participants may be granted ISOs under the Plan, materially increasing the benefits accruing to participants under the Plan, materially modifying the requirements of eligibility for participation in the Plan or changing the amendment provisions of the Plan.
     Notwithstanding the foregoing, no amendment to or discontinuation of the Plan or any provision thereof may adversely affect any award previously granted to a participant under the Plan without the written consent of such participant. The Committee is empowered to determine whether an amendment or discontinuation adversely affects any existing award. Notwithstanding the foregoing, the Committee retains the power to: (a) annul any award if the participant is terminated for cause as determined by the Committee, (b) provide for the forfeiture of shares of Stock or other gain under an award as determined by the Committee for competing against the Company, and (c) convert any outstanding ISO to an NQSO. If an acceleration event (change in control or potential change in control) has occurred, no amendment or termination will impair the rights of any person with respect to an outstanding award as discussed under "Effects of Change in Control" above.
  TAX EFFECTS OF PLAN PARTICIPATION
     The following discussion of the federal income tax consequences of the Plan is intended only as a summary of the federal income tax treatment of stock options (ISOs and NQSOs), stock rights (SARs and Limited SARS), and other stock awards under the Plan as of the date of this Proxy Statement. The federal income tax laws pertaining to the Plan are highly technical, and such laws are subject to change at any time. Some variations on the federal income tax effects of Plan participation described below may occur with respect to participation by persons subject to Section 16(b) of the Act.
     QUALIFIED OPTIONS. Although the Company has obtained neither a letter ruling from the Internal Revenue Service nor an opinion of counsel stating that the ISO provisions of the Plan constitute an incentive stock option plan under the Code, it is expected that the options granted under the ISO provisions of the Plan will qualify as ISOs for federal income tax purposes. It is also expected that options granted under the ISO provisions of the Plan in tandem with stock rights will likewise qualify as ISOs for federal income tax purposes as long as the stock right expires with the underlying option and the right may be exercised only when the market price of the stock subject to the option exceeds the exercise price of the option.
     In general, no taxable income will be realized by an optionee, and no federal income tax deduction will be allowed to the Company, upon the grant or exercise of an ISO. The federal income tax consequences of a disposition of Stock received pursuant to the exercise of an ISO will depend upon whether the optionee has held the shares for the requisite holding period. If the optionee disposes of such shares after the later to occur of (1) two years from the date of the grant of the ISO or (2) one year after the date of the transfer of the shares to him (the "Holding Period"), then the optionee will be taxed according to the rules of sales and exchanges generally. The amount subject to tax will be the difference between the amount realized and the optionee's cost basis in the shares of Stock, which difference will be capital gain if the shares are held as a capital asset. In such event, the Company will not be entitled to a tax deduction by reason of the disposition. For purposes of this discussion, "disposition" means a lifetime transfer of legal title, such as by sale, exchange, or gift, but does not include a transfer that is triggered by death, such as one by bequest or inheritance or one made by a decedent to his estate.
     The Holding Period will not apply to an ISO that is exercised after the optionee's death by his estate or by a person who acquired the right to exercise it by bequest or inheritance, or otherwise by reason of the optionee's death. The Holding Period will apply if the optionee dies after he exercises his ISO. In that case, his estate, or any other person holding the shares acquired pursuant to the ISO, must either hold the shares for the applicable Holding Period or suffer the tax consequences discussed below for a "disqualifying disposition."
     A "disqualifying disposition" takes place if the optionee makes a disposition of the shares of Stock acquired through the exercise of an ISO before satisfying the Holding Period. If a "disqualifying disposition" occurs, the optionee must include as ordinary income the gain realized on that disposition to the extent of the lesser of (1) the fair market value of the Stock on the date of exercise of the ISO minus the option price or (2) the amount realized on the disposition minus the option price. Upon the occurrence of a "disqualifying disposition," the Company will be entitled to deduct, as compensation paid, the amount so included as ordinary income by the optionee.
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
     Under the Plan, an optionee who exercises an option may be allowed to pay for his shares with cash or with shares of Stock of the Company, including shares acquired in a prior ISO exercise. Generally, such payment would not give rise to recognition by the optionee of a gain or loss. If, however, an optionee exercises an option and pays for the shares upon exercise with shares that the optionee acquired in a prior ISO exercise but has not held for the requisite Holding Period, the optionee will be taxed on the disposition of the shares acquired in the prior ISO exercise as if a "disqualifying disposition" of those shares had occurred.
     In order for an ISO granted under the Plan to be governed by the general rules pertaining to ISOs, the optionee must be an employee of the Company for the entire time from the date the ISO is granted until three months before its exercise. An optionee who is disabled has twelve months rather than three months after leaving employment to exercise his ISOs. These employment requirements do not apply if the optionee dies before exercising an ISO, but in such circumstances the employment requirement must have been met by the employee at his death.
     The federal alternative minimum tax consequences of the exercise of an ISO under the Plan may differ from the federal income tax consequences of such exercise. The alternative minimum tax consequences of the disposition of shares acquired upon the exercise of an ISO may also differ from the regular income tax consequences of such disposition. The difference between the option price and the fair market value of the shares upon exercise will be a preference item subject to the federal alternative minimum tax. For purposes of the individual alternative minimum tax, the income tax rules governing the transfer of property in connection with the performance of services apply, not the regular income tax rules applicable only to ISOS. For example, if an optionee acquires shares pursuant to the exercise of an ISO under the Plan and disposes of the shares in the same taxable year, tax treatment under the regular income tax and the alternative minimum tax will be the same. If, however, the shares are disposed of in a disqualifying disposition in a later taxable year, the difference between the option price and the fair market value of the shares will be included in alternative minimum taxable income in the year of exercise and in regular taxable income, but not in alternative taxable income, in the year of the disposition. Similarly, if an optionee acquires shares pursuant to the exercise of an ISO under the Plan and disposes of the shares after the Holding Period is satisfied, the difference between the option price and the fair market value of the stock at the time of exercise will be included in alternative minimum taxable income, but not in regular taxable income, in the year of exercise, and for alternative minimum tax purposes the cost basis of the shares will be the sum of the option price and the amount of income included in alternative minimum taxable income in the year of exercise.
     NONQUALIFIED OPTIONS. Holders of NQSOs will not be entitled to the special tax treatment afforded by Sections 421 and 422 of the Code in connection with ISOs. Under the Code, an optionee granted an NQSO will realize no taxable income upon receipt of the NQSO, but will be deemed to have realized ordinary taxable income equal to the excess of the fair market value of the stock acquired at the time of the exercise of the NQSO over the option price paid, unless at the time of exercise the stock remains subject to a "substantial risk of forfeiture" as defined in Section 83 of the Code. Whether an optionee who exercises an NQSO under the Plan will acquire the stock subject to such risk will depend upon the terms of the NQSO award as determined by the Committee. For a complete discussion of the income tax treatment when a participant acquires the Company's Stock subject to a "substantial risk of forfeiture," see "Restricted Stock" below. The Company is required for federal income tax purposes to withhold tax on the amount of income realized by the optionee in the transaction. The Company will be entitled to a deduction for federal income tax purposes in the year the optionee must report the income in an amount equal to the ordinary income realized by the optionee as a result of exercise of his NQSO.
     An optionee's tax basis in shares acquired upon the exercise of an NQSO will be the fair market value of such shares used to determine the amount of ordinary taxable income reported by the optionee with respect to the exercise of the NQSO. Upon any sale of such shares of Stock, the optionee's gain or loss will therefore equal the difference between the sale price and such tax basis. Any such gain or loss will be short-term or long-term capital gain or loss, depending on whether the shares have been held for more than the long-term capital gain holding period. In general, when an NQSO is exercised by the exchange of previously acquired stock, the optionee receives a tax-free exchange and basis carryover for old shares for an equivalent number of new shares. The basis for any additional shares will equal the sum of the amount included in gross income by reason of the exercise of the NQSO, plus any amount of cash paid by the optionee upon the exercise of the NQSO.
                                       31

     STOCK RIGHTS. The grant of a stock right to a participant under the Plan will not require recognition of taxable income. Upon the exercise of a stock right, however, payments received by the participant will be included in that participant's income as compensation in that year. If payment is made in cash, that amount of cash must be recognized as income. If the stock right is paid in the Company's Stock, income will be recognized in the amount of the Stock's fair market value. The Company will be entitled to a deduction for compensation in an equal amount, to be recognized in its taxable year in which the participant's taxable year of income inclusion ends. Upon the sale of any Stock acquired by the exercise of stock rights, the participant will realize gain or loss equal to the difference between the amount realized on the sale and the participant's basis in such stock.
     RESTRICTED STOCK. A recipient of restricted stock, or any other stock award under the Plan that is subject to a "substantial risk of forfeiture," generally will be subject to federal income tax at ordinary income rates on the excess of the fair market value of the restricted stock or other stock award, at such time that the stock is no longer subject to forfeiture and restrictions on transfer for purposes of Section 83 of the Code ("restrictions"), over the purchase price, if any, of such restricted stock or other stock award. However, a recipient who so elects under Section 83(b) within 30 days of the date of transfer of the shares will have ordinary taxable income on the date of transfer of the shares equal to the excess of the fair market value of such shares on the transfer date, determined without regard to the restrictions, over the purchase price, if any, of such restricted stock or other stock award. No additional ordinary taxable income will then be recognized when the restrictions expire, although any gain on the disposition of the stock will be subject to tax as discussed below. If the shares subject to such election are forfeited, the recipient will only be entitled to a deduction, refund, or loss for tax purposes equal to the purchase price, if any, of the forfeited shares, regardless of whether the recipient made an election under Section 83(b) of the Code.
     Upon the sale of any Stock following the expiration of the forfeiture period for restricted stock or other stock award or upon the sale of Stock for which a timely election under Section 83(b) was made, the participant will realize capital gain or loss equal to the difference between the amount realized on the sale and the participant's basis in such stock. The holding period to determine whether the participant has long-term or short-term capital gain will generally begin when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant timely elects to be taxed as of the date of transfer of the shares, the holding period will commence on such date, and the tax basis will be equal to the fair market value of the shares on such date, determined without regard to the restrictions.
     The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the restricted stock or other stock award. The Plan requires any participant exercising an award to give the Committee prompt written notice of any election made by the participant under
Section 83(b) of the Code.
     DEFERRED STOCK. The recipient of a deferred stock award under the Plan will generally be subject to federal income tax at ordinary income rates on the fair market value of the deferred unrestricted stock on the date that such stock is transferred to the participant under the award, and the holding period for purposes of determining capital gain or capital loss on any subsequent sale of such stock will also commence on such date. Upon the sale of any Stock acquired pursuant to a deferred stock award, the participant will realize gain or loss equal to the difference between the amount realized on the sale and the participant's basis in such stock. The tax basis for such shares will generally be based on the fair market value of such shares on the date the deferred unrestricted stock is transferred to the participant. The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the deferred stock award.
     STOCK AWARDS. Unrestricted awards of Stock will be taxable to the participant and deductible by the Company at the time of the award in an amount equal to the fair market value of the shares at that time. If the shares are subject to forfeitability and nontransferability restrictions, the participant may either elect immediate taxation in an amount equal to the fair market value of the shares at the time of the award, less any payment therefor, or delay the recognition of taxable income in an amount equal to the fair market value of the shares, less the purchase price, if any, when the restrictions lapse. See "Restricted Stock" above. Upon a sale of shares received as a stock award, the participant will realize capital gain or loss in an amount equal to the difference between the amount realized and the participant's tax basis, which is generally the amount of ordinary income previously recognized plus any cash payment. The Company will be entitled to a deduction for federal income tax purposes
                                       32
in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the stock award.
     PERFORMANCE SHARES. A participant granted an award of performance shares will not recognize income at the time of grant but generally will recognize ordinary income when the award is settled, either at the conclusion of the performance period or at the end of the deferral period elected by a participant. The amount of ordinary income recognized will be equal to the sum of the cash received, if any, plus the then fair market value of the shares of stock of the Company received. The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the performance share award.
     PHANTOM STOCK. A participant granted an award of phantom stock under the Plan will not recognize income at the time of grant but will generally recognize ordinary income when the phantom stock award is settled. The amount of ordinary income recognized will be equal to the sum of the cash received, if any, plus the then fair market value of shares of stock received. The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the phantom stock award.
     DIVIDENDS AND DIVIDEND EQUIVALENTS. Dividends paid on restricted stock or other stock awards transferred to a participant under the Plan will generally be treated as compensation that is taxable as ordinary income to the participant and deductible by the Company, subject to applicable withholding requirements, unless the participant makes a timely election under Section 83(b) of the Code, in which case the dividends will be treated as dividends that are taxable as ordinary income to the participant but not deductible by the Company. If dividend equivalents are credited with respect to an award under the Plan, such equivalents will be taxed at ordinary income rates when paid to the participant and will generally be deductible by the Company at that time, subject to applicable withholding requirements.
     PAYMENTS UPON CHANGE IN CONTROL. The Plan authorizes the acceleration of payment of awards and related shares of Stock in the event of a change in control or potential change in control of the Company, as defined in the Plan. Such acceleration of payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Code, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the Company.
  ALLOCATION OF PLAN BENEFITS
     The amendment to the Plan proposed for approval by the shareholders at the Annual Meeting of Shareholders to be held on October 26, 1995 affects only the number of shares of Stock issuable under the Plan and makes no other modifications to the current Plan. Consequently, the benefits or amounts that were received by or allocated to any executive officers or any group of employees or other persons under the current Plan during the fiscal year ended December 31, 1994 are the same as would have been received by or allocated to any such person or group if the Plan, as amended, had been in effect.
                                       33

     The following table indicates the options that were made under the current Plan since inception of the Plan to (a) the Company's chief executive officer,
(b) the one other executive officer whose compensation during fiscal year 1994 equaled or exceeded $100,000, (c) all current executive officers as a group, (d) all current directors (excluding executive officers) as a group, and (e) all employees, including all current officers who are not executive officers, as a group. Neither any nominee for election as a director nor any associate of any of the directors, executive officers or nominees for election as director has received options under the Plan, and no person (other than as disclosed below) has received options equal to five percent (5%) of the options granted under the Plan.

NAME AND POSITION                     DOLLAR VALUE (1)    NUMBER OF OPTIONS
James D. Skinner                          $ 17,081              68,326
Chairman, President and
Chief Executive Officer
Carole A. Golden                          $  9,166              36,666
Vice President, Research
and Development
All Directors (excluding                       n/a                 n/a
Executive Officers) as a Group
All Executive Officers                    $ 33,329             133,324
as a Group
All Employees as a Group                  $ 47,083             568,886

(1) Dollar value is calculated by subtracting the exercise price of each outstanding option from $3.44, the market value of the Common Stock of the Company on September 1, 1995, and multiplying the result by the number of shares of Common Stock subject to the option or award. Options are included whether or not the options are currently vested or exercisable.
                          RELATIONSHIPS WITH AUDITORS
     The Board of Directors has appointed the firm of Ernst & Young, LLP independent accountants, as auditors of the Company for the year ending December 31, 1995. Ernst & Young has audited the Company since 1984. It is expected that representatives of Ernst & Young will be present at the Annual Meeting. Such representatives will have any opportunity to make a statement at the meeting if they desire and are expected to be available to respond to appropriate questions.
                         OTHER BUSINESS OF THE MEETING
     Management is not aware of any matters to come before the Annual Meeting other than those stated in the Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the meeting or any adjournment thereof, the Proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed Proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such Proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the Proxy Statement.
                                       34

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
     Any proposal, relating to a proper subject, which a Stockholder may intend to present for action at the 1996 Annual Meeting of Stockholders, and which such Stockholder may wish to have included in the company's proxy materials for such meeting, in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act, must be received in proper form by the Company addressed to Mr. James D. Skinner, President and Chief Executive Officer, and sent by registered mail, return receipt requested, and received at the Company's principal executive office at 1238 Anthony Road, Burlington, North Carolina 27215, not later than January 8, 1996.
                                             By order of the Board of Directors,
                                             JAMES D. SKINNER
                                             CHAIRMAN OF THE BOARD
                                             PRESIDENT AND CHIEF EXECUTIVE
                                             OFFICER
Burlington, North Carolina
September 25, 1995
     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994 MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THE PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO THE SECRETARY, EDITEK, INC., 1238 ANTHONY ROAD, BURLINGTON, NORTH CAROLINA 27215.
                             AVAILABLE INFORMATION
     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at 75 Park Place, New York, New York 10007, and the John C. Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 upon request and payment of the prescribed fees.
     The Company's Common Stock is listed on the American Stock Exchange (the "AMEX"), and reports, proxy statements and other information filed by the Company can be inspected at such exchange.
               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The following documents, each of which was previously filed by the Company with the Commission pursuant to Section 13 of the Exchange Act, are incorporated herein by reference:
     a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.
     b) The Company's Report on Form 10-Q for the quarter ended March 31, 1995.
     c) The Company Report on Form 10-Q for the quarter ended June 30, 1995.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Annual Meeting of Shareholders to which this Proxy Statement relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying Proxy Statement Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.
     The Company will provide without charge to each person to whom a Proxy Statement is delivered upon written or oral request of each person, a copy of any documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Proxy Statement) incorporates. Requests for such copies should be directed to EDITEK, Inc., Attention: Secretary, 1238 Anthony Road, Burlington, North Carolina 27215, (910) 226-6311.
                                       35

                                                                      APPENDIX A
                                  EDITEK, INC.
                              AMENDED AND RESTATED
                    SECTION OF CERTIFICATE OF INCORPORATION
     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is THIRTY-ONE MILLION (31,000,000) shares, THIRTY MILLION of which shall be of a class designated as Common Stock with a par value of FIFTEEN CENTS ($0.15) per share and ONE MILLION of which shall be of a class designated as Preferred Stock with a par value of ONE DOLLAR ($1.00) per share. All or any part of the authorized capital stock of the Corporation may be issued and sold, from time to time by the corporation, without further action by stockholders, for such consideration (but not less than the par value thereof) and to such persons and on such terms and conditions as may, from time to time, be fixed or determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of the classes of stock of the corporation which are fixed by this Certificate of Incorporation, and the authority vested in the Board of Directors to fix by resolution or resolution providing for the issue of Preferred Stock the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of Preferred Stock which are not fixed by the Certificate of Incorporation, are as follows:
          1. The Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series may differ from every other series already outstanding as may be determined from time to time by the Board of Directors prior to the issuance of any shares thereof, in any or all of the following, but in other, respects:
             (a) The rate of dividend which the Preferred Stock of any such series shall be entitled to receive, whether the dividends of such series shall be cumulative or non-cumulative and, if such dividends shall be cumulative, the date from which they shall be cumulative.
             (b) The right or obligation, if any, of the corporation to redeem shares of Preferred Stock of any series and the amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the redemption thereof, and the right of the corporation, if any, to reissue any such shares after the same shall have been redeemed.
             (c) The amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the voluntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation, or in case of the involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation.
             (d) The right, if any, of the holders of Preferred Stock of any such series to convert the same into other classes of stock, and the terms and conditions of such conversion.
             (e) The voting power, if any, of the holders of Preferred Stock of any series, and the terms and conditions under which they may exercise such voting power.
             (f) The terms of the sinking fund or fund of similar nature, if any, to be provided for the Preferred Stock of any such series.
     The description of terms of the Preferred Stock of each series in respect of the foregoing particulars shall be fixed and determined by the Board of Directors by appropriate resolution at or prior to the time of the authorization of the issue of the original shares of each such series.
          2. In case the stated dividends and the amounts payable on liquidation, distribution or sale of assets, dissolution or winding up of the corporation are not paid in full, the stockholders of all series of the Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the same which would be payable on such shares if all dividends were declared and paid in full and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged and paid in full.
                                      A-1

          3. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, preferential dividends in cash at, but not exceeding the annual rate fixed for each particular series. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than dividends referred to in this Subdivision 3.
          4. So long as any of the Preferred Stock remains outstanding, in no event shall any dividend whatever, whether in cash or other property (other than shares of Common Stock), be paid or declared or any distribution be made on the Common Stock, nor shall any shares of the Common Stock be purchased, retired or otherwise acquired for a consideration by the corporation unless (a) the full dividends of the Preferred Stock for all past dividend periods from the respective date or then current quarter-yearly dividend period shall have been paid or declared and a sum set apart sufficient for the payment thereof, and (b) if at any time the corporation is obligated to retire shares of any series of the Preferred Stock pursuant to a sinking fund or a fund of a similar nature, all arrears, if any, in respect of the retirement of the Preferred Stock of all such series shall have been made good. Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of the remaining funds of the corporation legally available therefor, and the Preferred Stock shall not be entitled to participate in any such dividend, whether payable in cash, stock or otherwise.
          5. In the event of any liquidation, distribution or sale of assets, dissolution or winding up of the corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common Stock, the holders of the Preferred Stock of each series shall be entitled to be paid in cash the applicable liquidation price per share fixed at the time of the original authorization of issuance of shares of such respective series, together with a sum, in the case of each share of the Preferred Stock, computed at the annual dividend on such share became cumulative to the date fixed for such distribution or payment date paid thereon. If such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares.
          6. Subject to the powers, preferences and rights and the qualifications, limitations and restrictions thereof, with respect to each class of capital stock of the corporation having any preference or priority over the Common Stock, the holders of the Common Stock shall have and possess all rights appertaining to capital stock of the corporation. Holders of Common Stock may not act by written consent without a meeting.
                                      A-2

                                                                      APPENDIX B
                          INDEPENDENT AUDITORS' REPORT
THE BOARD OF DIRECTORS AND STOCKHOLDERS
MEDTOX LABORATORIES, INC.:
     We have audited the accompanying consolidated balance sheets of Medtox Laboratories, Inc. and subsidiary as of December 31, 1994 and 1993, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medtox Laboratories, Inc. and subsidiary as of December 31, 1994 and 1993 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994 in conformity with generally accepted accounting principles.
                                   KPMG, PEAT MARWICK LLP
Minneapolis, Minnesota
January 31, 1995
                                      B-1

                           MEDTOX LABORATORIES, INC.
                                 AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1993

                                                                                          1994           1993
ASSETS
Current assets:
  Cash and cash equivalents.........................................................   $   526,512         27,977
  Accounts receivable, less allowance for doubtful accounts (1994, $110,500; 1993,
     $120,000)......................................................................     2,966,466      3,030,137
  Note receivable...................................................................             0        150,000
  Laboratory supplies...............................................................       413,301        407,741
  Prepaid expenses and other current assets.........................................       107,622         93,330
     Total current assets...........................................................     4,013,901      3,709,185
Property and equipment:
  Laboratory equipment..............................................................     4,108,629      3,763,151
  Office furniture and fixtures.....................................................       370,685        360,630
  Leasehold improvements............................................................       426,017        311,168
  Transportation equipment..........................................................       304,891        275,190
     Total property and equipment...................................................     5,210,222      4,710,139
  Less acccumulated depreciation....................................................    (3,700,312)    (3,188,242)
     Net property and equipment.....................................................     1,509,910      1,521,897
Other assets, net of related amortization:
  Software..........................................................................        84,242        104,070
  Goodwill..........................................................................         9,022         13,942
  Covenant not to compete...........................................................             0         12,500
  Deposits and other................................................................        19,596         37,113
     Total other assets.............................................................       112,860        167,625
     Total assets...................................................................   $ 5,636,671      5,398,707
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Revolving line of credit..........................................................   $         0        500,000
  Current portion of long-term debt.................................................       437,755        602,395
  Accounts payable..................................................................        98,218      1,110,371
  Restructuring accrual.............................................................       917,865        529,000
  Accrued salary and wages..........................................................       335,120         96,360
  Accrued expenses..................................................................       761,700        667,821
     Total current liabilities......................................................     2,550,658      3,505,947
Long-term debt (net of current portion).............................................       518,563      1,060,791
Minority interest in subsidiary.....................................................           210              0
     Total liabilities..............................................................     3,069,431      4,566,738
Stockholders' equity:
  Common stock, $1 par value per share, 50,000 shares authorized; 29,658 and 28,458
     shares issued and outstanding, respectively....................................        29,658         28,458
  Additional paid-in capital........................................................       600,032        570,032
  Retained earnings.................................................................     1,937,550        233,479
     Total stockholders' equity.....................................................     2,567,240        831,969
Commitments (note 5)
     Total liabilities and stockholders' equity.....................................   $ 5,636,671      5,398,707

                           MEDTOX LABORATORIES, INC.
                                 AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                          1994           1993           1992
Revenues............................................................   $21,605,484     20,256,142     18,481,961
Pass through costs..................................................     1,954,654      1,761,746      1,019,257
       Net revenues.................................................    19,650,830     18,494,396     17,462,704
Cost of revenues:
  Supplies..........................................................     4,295,598      5,433,256      4,867,805
  Direct labor......................................................     2,990,431      3,287,293      3,063,299
  Laboratory overhead...............................................     1,427,660      1,695,287      1,474,281
       Gross profit.................................................    10,937,141      8,078,560      8,057,319
Operating expenses:
  Distribution expenses.............................................     2,443,476      2,757,966      2,451,668
  Sales and marketing expenses......................................     1,043,759      1,494,759      1,529,445
  Client support expenses...........................................     1,684,774      2,002,802      1,916,269
  MIS expenses......................................................       191,300        132,942         97,411
  General and administrative........................................     2,212,850      2,387,802      2,169,600
  Restructuring costs (note 10).....................................       567,700      1,162,033              0
       Total operating expenses.....................................     8,143,859      9,938,304      8,164,393
       Operating income (loss)......................................     2,793,282     (1,859,744)      (107,074)
Other income (expense):
  Interest income...................................................        36,881          3,101          5,720
  Interest expense..................................................      (218,059)      (207,769)      (194,099)
  Loss on sale of assets............................................       (11,269)       (18,210)        (1,545)
  Miscellaneous income (expense)....................................        (7,025)        (2,452)       (10,141)
       Total other expense..........................................      (199,472)      (225,330)      (200,065)
       Net income (loss)............................................   $ 2,593,810     (2,085,074)      (307,139)
     Pro forma income data (unaudited) (note 2):
       Net income (loss) as reported................................     2,593,810     (2,085,074)      (307,139)
       Pro forma adjustment to record provision for income taxes....     1,040,000       (758,000)      (148,000)
     Pro forma net income (loss)....................................   $ 1,553,810     (1,327,074)      (159,139)
     Pro forma net income per share.................................   $     52.64         (47.46)         (5.77)

   The accompanying notes are an integral part of the consolidated financial statements.
                                      B-3

                           MEDTOX LABORATORIES, INC.
                                 AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                           COMMON STOCK       ADDITIONAL
                                                         SHARES                PAID-IN       RETAINED
                                                         ISSUED    AMOUNT      CAPITAL       EARNINGS       TOTAL
Balance, December 31, 1991............................   26,858    $26,858      518,032      2,625,692     3,170,582
  Exercise of stock option............................    1,100      1,100       27,500              0        28,600
  Net loss............................................        0          0            0       (307,139)     (307,139)
Balance, December 31, 1992............................   27,958     27,958      545,532      2,318,553     2,892,043
  Stock issuance......................................      500        500       24,500              0        25,000
  Net loss............................................        0          0            0     (2,085,074)   (2,085,074)
Balance, December 31, 1993............................   28,458     28,458      570,032        233,479       831,969
  Exercise of stock options...........................    1,200      1,200       30,000              0        31,200
  Distribution to stockholders........................        0          0            0       (889,739)     (889,739)
  Net income..........................................        0          0            0      2,593,810     2,593,810
Balance, December 31, 1994............................   29,658    $29,658      600,032      1,937,550     2,567,240

   The accompanying notes are an integral part of the consolidated financial statements.
                                      B-4

                           MEDTOX LABORATORIES, INC.
                                 AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECMEBER 31, 1994, 1993 AND 1992

                                                                              1994           1993          1992
Reconciliation of net income (loss) to net cash provided by operating activities:
  Net income (loss).....................................................   $ 2,593,810    (2,085,074)     (307,139)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation and amortization......................................       601,760       893,651       911,673
     Loss on sale of assets.............................................        11,269        18,210         1,545
     Restructuring reserves:
       Reserves established.............................................       567,700     1,162,033             0
       Reserves utilized................................................      (178,835)            0             0
     Minority interest in subsidiary....................................           210             0             0
  Changes in operating assets and liabilities net of assets sold and liabilities assumed by buyer in sale of California Division:
     Decrease (increase) in accounts receivable.........................        63,671      (725,433)      147,903
     Decrease (increase) in laboratory supplies.........................        (5,560)      515,630      (386,380)
     Decrease (increase) in other current assets........................       (14,292)       (1,183)       58,055
     Increase (decrease) in accounts payable............................    (1,012,153)      525,615       354,579
     Increase (decrease) in accrued expenses............................       332,639       294,435       140,782
          Net cash provided by operating activities.....................     2,960,219       597,884       921,018
Cash flows from investing activities:
  Decrease in note receivable...........................................       150,000       150,000             0
  Purchases of property and equipment...................................      (480,754)     (398,914)   (1,028,348)
  Purchases of intangible assets and software...........................       (33,335)            0      (147,460)
  Proceeds from sale of equipment.......................................        20,563             0         6,386
  Decrease (increase) in deposits and other assets......................        17,517         3,355       (20,465)
          Net cash used in investing activities.........................      (326,009)     (245,559)   (1,189,887)
Cash flows from financing activities:
  Proceeds from long-term debt..........................................             0     2,068,439       313,667
  Net increase (decrease) in line of credit.............................      (500,000)          103       499,897
  Payments on long-term debt............................................      (777,136)   (2,507,670)     (489,592)
  Proceeds from the issuance of common stock............................        31,200        25,000        28,600
  Distributions to stockholders.........................................      (889,739)            0             0
          Net cash used in financing activities.........................    (2,135,675)     (414,128)      352,572
          Net increase (decrease) in cash and cash equivalents..........       498,535       (61,803)       83,703
Cash and cash equivalents, beginning of year............................        27,977        89,780         6,077
Cash and cash equivalents, end of year..................................   $   526,512        27,977        89,780

    The accompanying notes are an integral part of the financial statements.
                                      B-5

                           MEDTOX LABORATORIES, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993
(1) NATURE OF BUSINESS
     Medtox Laboratories, Inc. (the Company) is a toxicology reference laboratory offering therapeutic drug monitoring, drugs of abuse screening, clinical analyses, research analyses and emergency toxicology. Medtox is certified by the Substance Abuse and Mental Health Services Administration (SAMHSA) and the College of American Pathologists (CAP). The Company, incorporated in the State of Minnesota on May 15, 1984, operates a medical laboratory in St. Paul, Minnesota with customers throughout the United States.
(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
  PRINCIPLES OF CONSOLIDATION
     The accompanying consolidated financial statements include the accounts of Medtox Laboratories, Inc. and its majority owned subsidiary, The Forensic Resource Group, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.
  LABORATORY SUPPLIES
     Laboratory supplies are valued at the lower of cost, which approximates the first in, first out (FIFO) method, or market.
  PROPERTY AND EQUIPMENT
     Property and equipment, including equipment under capital leases, is reported at cost less accumulated depreciation and amortization. Maintenance and repairs are charged to expense as incurred. The Company computes depreciation and amortization using accelerated and straight-line methods based on estimated useful lives of five to seven years for equipment and furniture. Leasehold improvements are amortized over the remaining term of the lease or life of the improvement, whichever is shorter.
  INTANGIBLE AND OTHER ASSETS
     Intangible and other assets include software, goodwill, and a covenant not to compete agreement. Software is amortized over five years. Goodwill, which represents the cost in excess of the fair value of net assets acquired, is amortized using the straight-line method over a five-year life. The noncompete agreement was amortized using the straight-line method over the three-year term of the agreement.
     At December 31, 1994 and 1993 accumulated amortization of intangible assets was as follows:

                                                                       1994        1993
Software..........................................................   $242,209     220,230
Goodwill..........................................................     15,582      20,661
Covenant not to compete...........................................          0      32,500
                                                                     $257,791     273,391

  NET REVENUES
     Net revenues consist of gross billings less collection site and medical review officer costs and send-outs, all of which are billed back to the customer.
  INCOME TAXES
     The stockholders have elected to have the Company report as an S corporation and therefore not be taxed as a separate entity; rather, taxable income or loss flows pro rata to stockholders and is reported on their individual returns.
                                      B-6

                           MEDTOX LABORATORIES, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
     Effective the date of incorporation, May 15, 1984, Medtox Laboratories, Inc. elected to be taxed under Subchapter S of the Internal Revenue Code. The proforma income tax adjustments included in the statements of operations represent Federal and the additional state income tax expense that would have been required had the Company not made the S Corporation election.
     The Company reports its taxable income or loss on the cash basis versus the accrual basis. If the Company becomes a regular C corporation, it would be required to use the accrual basis, resulting in the recognition of approximately $2,400,000 of taxable income that was previously deferred.
     The Company would have to pay the tax on the deferred taxable income over four years.
  CASH FLOWS
     Supplemental schedule of noncash investing activities:

                                                                                      1994       1993       1992
Equipment acquired through capital leases and or installment notes................   $70,268     64,421    14,942
Note receivable from sale of California division..................................   $     0    300,000         0
Note payable assumed by buyer in sale of California division......................   $     0     10,520         0

     Cash paid for interest was $178,829, $213,972 and $194,208 for the years ended December 31, 1994, 1993 and 1992, respectively.
  CASH EQUIVALENTS
     For the purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.
  INVESTMENT IN SUBSIDIARY
     In November 1994, the Company purchased a 79% equity interest, representing 79% voting control, in a newly formed company, The Forensic Resource Group, Inc., for $790 in cash. The Company's 79% controlling interest requires that The Forensic Resource Group's operations since its acquisition be included in the consolidated financial statements. The 21% equity interest not acquired by the Company is shown as "minority interest" in the 1994 consolidated balance sheet. The minority interest in the subsidiary is owned by shareholders and officers of the Company.
  RECLASSIFICATION
     Certain 1993 and 1992 amounts have been reclassified to conform to the 1994 presentation.
(3) NOTE PAYABLE -- BANK
     The Company has a line of credit agreement with Norwest Bank Minnesota, N.A., totaling $500,000 with interest at prime (8.5% at December 31, 1994). Advances are secured by accounts receivable, supplies, equipment and intangible assets. Advances at December 31, 1994 were $0. The line of credit agreement contains
                                      B-7

                           MEDTOX LABORATORIES, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
covenants which, among other things, require the Company to maintain certain minimum financial ratios. The line of credit agreement expires June 30, 1995.
(4) LONG-TERM DEBT
     Long-term debt consists of the following:

                                      DESCRIPTION                                            1994         1993
Note payable to bank, monthly payment of $29,045, plus interest at prime through March
  1997..................................................................................   $ 784,152    1,187,471
Notes payable to bank, monthly payments of $3,424 to $4,883, including interest at rates
  ranging from 7.75% to 8.0%, through April 1997........................................     172,166      331,287
Various notes payable, monthly payments of $145 to $14,500, including interest at rates
  ranging from 5.9% to 13.6%............................................................           0      144,428
                                                                                             956,318    1,663,186
Less current portion....................................................................    (437,755)    (602,395)
Long-term portion.......................................................................   $ 518,563    1,060,791

     The above notes are secured by substantially all corporate assets.
     Notes payable to the bank contain certain covenants discussed in note 3. Aggregate annual maturities of long-term debt at December 31, 1994 are as follows:

                     YEAR ENDING
                     DECEMBER 31
1995.................................................   $ 437,755
1996.................................................     421,822
1997.................................................      96,741
                                                        $ 956,318

(5) COMMITMENTS
     The Company leases office space in Minnesota under an operating lease which expires March 31, 1997. Under the terms of the lease, a pro rata share of the building operating expenses and real estate taxes are charged as additional rent. Minimum future rental payments under all operating leases without regard to sublease payments are as follows:

YEAR                                                                             AMOUNT
1995........................................................................   $  500,408
1996........................................................................      507,260
1997........................................................................      266,594
1998........................................................................      186,372
1999 and beyond.............................................................      248,496
                                                                               $1,709,130

     Rent expense charged to operations was $463,299, $771,796 and $422,056 for the years ended December 31, 1994, 1993 and 1992, respectively. The Company has office space in Chicago and California which is subleased to other parties. The amount of sublease payments to be received is $126,256, $131,217 and 124,608 for the years ended December 31, 1995, 1996 and 1997, respectively.
                                      B-8

                           MEDTOX LABORATORIES, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
(6) ACCRUED EXPENSES
     Accrued expenses are as follows:

                                                                                     DECEMBER 31
                                                                                   1994        1993
Insurance reserves (a)........................................................   $107,773      48,505
Payroll and other taxes.......................................................     61,359      22,921
Collection site/MRO fees......................................................    250,000     203,500
Deferred rent.................................................................     80,228      90,360
Interest......................................................................     10,842       7,247
Vacation......................................................................    220,921     282,530
Other.........................................................................     30,577      12,758
                                                                                 $761,700     667,821

     (a) The health insurance accrual represents an estimate by the Company of covered services received by employees prior to year end which were not reported and/or paid by the Company until the following plan year.
(7) PROFIT SHARING PLAN
     The Company has a defined contribution profit sharing plan, with a 401(k) provision, that covers substantially all employees that meet certain age and length of service requirements. Contributions to the plan are at the discretion of the board of directors. During 1994, 1993 and 1992 matching contributions to the 401(k) plan were $68,857, $70,700 and $43,221 respectively. No discretionary contribution was made.
(8) RELATED PARTY TRANSACTIONS
     The Company provided laboratory services to an entity owned by certain stockholders and employees of the Company. These laboratory services were bundled with other services which the Company did not offer, and sold as a package to certain clients. Total sales to the entity for 1994, 1993 and 1992 were $372,741, $431,955 and $146,385, respectively.
     The Company also purchased services, including collection site and medical review officer services, and customized specimen collection supplies from that same entity. Purchases for 1994, 1993 and 1992 were $231,604, $1,169,731 and
$1,463,347, respectively.
     During 1993, the Company reviewed the services provided by and purchased from the entity and terminated all purchases of supplies. In December 1993, the Company began purchasing the collection supplies from alternative sources at reduced prices. Management has determined all sales and purchases subsequent to December 1993 from this entity are at arms length. As of December 31, 1994, the entity is no longer a related party.
(9) STOCK OPTIONS
     The Company had issued stock options to certain key employees which allow for the purchase of an aggregate of 1,200 additional shares. These options to purchase 1,200 of the outstanding shares were exercised during 1994. There were no options outstanding at December 31, 1994.
(10) RESTRUCTURING COSTS
     During fiscal 1993, the Company decided to restructure its operations and consolidate its facilities to the Minnesota location.
                                      B-9

                           MEDTOX LABORATORIES, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
     Effective October 31, 1993, the Company sold substantially all of its California operations to a third party for $300,000 which was collected in 1993 and 1994. In addition, the buyer assumed certain liabilities of the operation and entered into an assignment of the related lease. The sale of the assets resulted in a loss of approximately $457,000 which is reflected in restructuring costs in 1993.
     The Company closed its Illinois division on December 31, 1993. In connection with this closing, the Company recorded restructuring expenses as of December 31, 1993 of approximately $705,000. The expenses included lease obligations, severance and vacation costs and other miscellaneous expenses directly related to the closing of the facility. The $529,000 of restructuring accrual on the December 31, 1993 balance sheet related to lease obligations. The accrual was based upon gross lease payments less estimated sublease payments assuming the Company would be able to lease the facility as a laboratory at a reduced lease rate. The accrual was discounted using a rate of 9.5%.
     During 1994, the Company was not successful in subleasing the Illinois facility as a laboratory as had been planned. Accordingly, management revised the estimate of sublease income based on reconfiguring the space for general office use at a lower lease rate and expensed an additional $567,700 during 1994. The lease on the Illinois facility expires on May 17, 2000.
                                      B-10

                                                                      APPENDIX C
                           MEDTOX LABORATORIES, INC.
                                 AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                                                                         6/30/95       12/31/94
                                                                                       (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.........................................................   $   960,983    $   526,512
  Accounts receivable, less allowance for doubtful accounts.........................     3,598,339      2,966,466
  Laboratory supplies...............................................................       287,380        413,301
  Prepaid expenses and other current assets.........................................       244,943        107,622
  Total current assets..............................................................     5,091,645      4,013,901
Property and equipment:
  Laboratory equipment..............................................................     4,707,260      4,108,629
  Office furniture and fixtures.....................................................       372,764        370,685
  Leasehold improvements                                                                   455,444        426,017
  Transportation equipment..........................................................       333,147        304,891
  Total property and equipment......................................................     5,868,615      5,210,222
  Less accumulated depreciation.....................................................    (4,015,120)    (3,700,312)
  Net property and equipment........................................................     1,853,495      1,509,910
Other assets, net of related amortization:
  Software..........................................................................        78,954         84,242
  Goodwill..........................................................................         6,561          9,022
  Deposits and other................................................................        18,629         19,596
  Total other assets................................................................       104,144        112,860
  Total assets......................................................................   $ 7,049,284    $ 5,636,671
LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities
  Current portion of long-term debt.................................................   $   501,710    $   437,755
  Accounts payable..................................................................       407,810         98,218
  Restructuring accrual, current portion............................................       258,070        258,070
  Accrued salary and wages..........................................................       137,563        335,120
  Accrued expenses..................................................................     1,084,930        761,700
  Total current liabilities.........................................................     2,390,083      1,890,863
Restructuring accrual, long-term portion............................................       545,617        659,795
Long-term debt (net of current portion).............................................       709,189        518,563
Minority interest in subsidiary.....................................................           210            210
  Total liabilities.................................................................     3,645,099      3,069,431
Stockholder's equity:
  Common stock, $1 par value per share, 50,000 shares authorized; 29,658 issued and
     outstanding....................................................................        29,658         29,658
  Additional paid-in capital........................................................       600,033        600,032
  Retained earnings.................................................................     2,774,494      1,937,550
  Total stockholders' equity........................................................     3,404,185      2,567,240
Total liabilities and stockholders' equity..........................................   $ 7,049,284    $ 5,636,671

                           MEDTOX LABORATORIES, INC.
                                 AND SUBSIDIARY
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                      SIX MONTHS     SIX MONTHS
                                                                                         ENDED          ENDED
                                                                                        6/30/95        6/30/94
Revenues...........................................................................   $11,380,518    $10,963,684
Pass through costs.................................................................    (1,176,505)    (1,089,598)
Net revenues.......................................................................    10,204,013      9,874,086
Cost of revenues:
  Supplies.........................................................................     2,045,461      2,209,357
  Direct labor.....................................................................     1,747,695      1,439,094
  Laboratory overhead..............................................................       800,828             --
Total cost of sales................................................................     4,593,984      3,648,451
Gross profit.......................................................................     5,610,029      6,225,635
Operating expenses:
  Distribution expenses............................................................     1,221,811             --
  Sales and marketing expenses.....................................................       472,561        421,459
  Client support expenses..........................................................       939,832      1,668,590
  MIS expenses.....................................................................        89,141         67,727
  General and administrative expenses..............................................     1,079,568      2,396,648
  Total operating costs............................................................     3,802,913      4,554,424
Other income (expense)
  Other income.....................................................................        11,495             --
  Interest expense.................................................................       (91,926)       (57,525)
  Total other income (expense).....................................................       (80,431)       (57,525)
Net income.........................................................................   $ 1,726,685    $ 1,613,686
Pro forma income data:
  Net income as reported...........................................................   $ 1,726,685    $ 1,613,686
  Pro forma adjustment to record provision for income taxes........................       655,000        505,000
  Pro forma net income.............................................................   $ 1,071,685    $ 1,108,686
Pro forma net income per share.....................................................   $     36.14    $     37.56

                           MEDTOX LABORATORIES, INC.
                                 AND SUBSIDIARY
                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                      SIX MONTHS     SIX MONTHS
                                                                                         ENDED          ENDED
                                                                                        6/30/95        6/30/94
Reconciliation of net income (loss) to net cash provided by operating activities:
  Net income (loss)................................................................   $ 1,726,686    $ 1,613,686
  Adjustment to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation and amortization.................................................       338,317        312,000
     (Gain) loss on sale of assets.................................................          (800)            --
     Decrease (increase) in accounts receivable....................................      (631,873)      (380,737)
     Decrease (increase) in laboratory supplies....................................       125,921         72,921
     Decrease (increase) in other current assets...................................      (137,321)       169,965
     Decrease (decrease) in accounts payable.......................................       286,066       (685,371)
     Decrease (decrease) in accrued expenses.......................................        35,020        183,446
Net cash provided by operating activities..........................................   $ 1,742,016    $ 1,285,910
Cash flows from investing activities:
  Purchases of property and equipment..............................................   $  (628,967)   $  (264,416)
  Purchases of intangible assets and software......................................       (44,219)       (13,335)
  Proceeds from sale of equipment..................................................           800             --
  Decrease (increase) in deposits and other assets.................................            --         12,385
Net cash used in investing activities..............................................   $  (672,386)   $  (265,366)
Cash flows from financing activities:
  Proceeds from long-term debt.....................................................   $   478,000    $   124,619
  Net increase (decrease) in line of credit........................................            --       (500,000)
  Payments on long-term debt.......................................................      (223,419)      (383,218)
  Proceeds from the issuance of common stock.......................................            --         31,200
  Distributions to stockholders....................................................      (889,740)            --
Net cash used in financing activities..............................................   $  (635,159)   $  (727,399)
Net increase (decrease) in cash and cash equivalents...............................   $   434,471    $   293,145
Cash and cash equivalents, beginning of year.......................................   $   526,512    $    27,977
Cash and cash equivalents, end of year.............................................   $   960,983    $   321,122